Exhibit 2.13

NATIONAL BANK

Report to Shareholders — Third Quarter 2024

National Bank reports its results for the Third Quarter of 2024

The financial information reported in this document is based on the unaudited interim condensed consolidated financial statements for the quarter and nine-month period ended July 31, 2024 and is prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), unless otherwise indicated. IFRS represent Canadian generally accepted accounting principles (GAAP). All amounts are presented in Canadian dollars.

MONTREAL, August 28, 2024 – For the third quarter of 2024, National Bank is reporting net income of $1,033 million, up 24% from $830 million in the third quarter of 2023. Third-quarter diluted earnings per share stood at $2.89 compared to $2.33 in the third quarter of 2023. These increases were driven by good performance in all of the business segments. Adjusted net income(1), which excludes specified items(1) (notably the items related to the agreement to acquire Canadian Western Bank (CWB) recorded during the third quarter of 2024), totalled $960 million in the third quarter of 2024 compared to $781 million in the same quarter of 2023. Adjusted diluted earnings(1) per share stood at $2.68 compared to $2.18 in the third quarter of 2023.

For the first nine months of 2024, the Bank's net income totalled $2,861 million, up 13% from $2,538 million in the same period of 2023. Nine-month diluted earnings per share stood at $8.03 versus $7.14 in the same period last year. These increases were driven by good performance, owing to revenue growth, in all of the business segments, partly offset by increases in non-interest expenses, provisions for credit losses, and income taxes. Nine-month adjusted net income(1), which excludes specified items(1), totalled $2,788 million, up 11% from $2,513 million in the same period of 2023, and nine-month adjusted diluted earnings per share(1) stood at $7.82, up 11% from $7.06 in the same period of 2023.

"Our strong financial results for the third quarter reflect our diversified earnings mix and solid credit profile as well as disciplined execution across the Bank," said Laurent Ferreira, President and Chief Executive Officer of National Bank of Canada. "With our prudent approach to capital, credit, and costs, we remain well-positioned in a complex macro environment and we look forward to the growth opportunities ahead."

Highlights

(millions of Canadian dollars)	Quarter ended July 31			Nine months ended July 31		
	2024	2023(2)	% Change	2024	2023(2)	% Change
Net income	1,033	830	24	2,861	2,538	13
Diluted earnings per share *(dollars)*	$ 2.89	$ 2.33	24	$ 8.03	$ 7.14	12
Income before provisions for credit losses and income taxes	1,455	1,086	34	3,994	3,342	20
Return on common shareholders' equity(3)	18.4 %	16.1 %		17.5 %	17.0 %	
Dividend payout ratio(3)	41.6 %	41.7 %		41.6 %	41.7 %	
Operating results – Adjusted(1)						
Net income – Adjusted	960	781	23	2,788	2,513	11
Diluted earnings per share – Adjusted *(dollars)*	$ 2.68	$ 2.18	23	$ 7.82	$ 7.06	11
Income before provisions for credit losses and income taxes – Adjusted	1,448	1,172	24	4,184	3,690	13

	As at July 31, 2024	As at October 31, 2023
CET1 capital ratio under Basel III(4)	13.5 %	13.5 %
Leverage ratio under Basel III(4)	4.4 %	4.4 %

(1) See the Financial Reporting Method section on pages 4 to 10 for additional information on non-GAAP financial measures.
(2) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to the unaudited interim condensed consolidated financial statements for the quarter and nine-month period ended July 31, 2024.
(3) See the Glossary section on pages 49 to 52 for details on the composition of these measures.
(4) See the Financial Reporting Method section on pages 4 to 10 for additional information on capital management measures.

Report to Shareholders Third Quarter 2024

Personal and Commercial

- Net income totalled $366 million in the third quarter of 2024 versus $319 million in the third quarter of 2023, a 15% increase that was driven by growth in total revenues.
- At $1,198 million, third-quarter total revenues rose $83 million or 7% year over year, mainly due to an increase in net interest income (driven by growth in loan and deposit volumes), partly offset by a lower net interest margin.
- Compared to a year ago, personal lending grew 4% and commercial lending grew 14%.
- The net interest margin(1) stood at 2.31% in the third quarter of 2024, down from 2.34% in the third quarter of 2023.
- Third-quarter non-interest expenses stood at $615 million, up 3% year over year.
- Provisions for credit losses rose $4 million year over year.
- At 51.3%, the third-quarter efficiency ratio(1) improved from 53.8% in the third quarter of 2023.

Wealth Management

- Net income totalled $217 million in the third quarter of 2024, a 19% increase from $183 million in the third quarter of 2023.
- Third-quarter total revenues amounted to $716 million compared to $629 million in third-quarter 2023, an $87 million or 14% increase driven by growth in fee-based revenues and net interest income.
- Third-quarter non-interest expenses stood at $416 million versus $375 million in third-quarter 2023, an 11% increase associated with revenue growth.
- At 58.1%, the third-quarter efficiency ratio(1) improved from 59.6% in the third quarter of 2023.

Financial Markets

- Net income totalled $318 million in the third quarter of 2024, up 55% from $205 million in the third quarter of 2023.
- Third-quarter total revenues on a taxable equivalent basis amounted to $781 million, a 39% increase that was due to growth in global markets revenues and in corporate and investment banking revenues.
- Third-quarter non-interest expenses stood at $320 million compared to $272 million in third-quarter 2023, an increase that was partly due to variable compensation and to the segment's technological investments.
- Third-quarter provisions for credit losses stood at $22 million compared to $5 million in the third quarter of 2023.
- At 41.0%, the efficiency ratio(1) on a taxable equivalent basis improved from 48.6% in the third quarter of 2023.

U.S. Specialty Finance and International

- Net income totalled $158 million in the third quarter of 2024, up 23% from $128 million in the third quarter of 2023.
- Third-quarter total revenues amounted to $361 million, a 24% year-over-year increase driven by revenue growth at both the Credigy and ABA Bank subsidiaries.
- Third-quarter non-interest expenses stood at $115 million, a 15% year-over-year increase attributable to business growth at Credigy and ABA Bank.
- Third-quarter provisions for credit losses were up $17 million year over year, with the increase being attributable to both Credigy and ABA Bank.
- At 31.9%, the efficiency ratio(1) improved from 34.2% in the third quarter of 2023.

Other

- There was a net loss of $26 million in the third quarter of 2024 compared to a net loss of $5 million in the same quarter of 2023, a change that essentially came from a year-over-year increase in non-interest expenses (notably higher variable compensation associated with the Bank's revenue growth), partly offset by a more favourable impact of specified items(2) on net loss in the third quarter of 2024.

CWB Transaction

- On June 11, 2024, the Bank entered into an agreement to acquire all of the issued and outstanding common shares of CWB by way of a share exchange valuing CWB at approximately $5.0 billion. This transaction will enable the Bank to accelerate its growth across Canada. The transaction is subject to the satisfaction of customary closing conditions, including regulatory approvals, and is expected to close in 2025. For additional information, see the CWB Transaction section of this MD&A.

Capital Management

- As at July 31, 2024, the Common Equity Tier 1 (CET1) capital ratio under Basel III(3) stood at 13.5%, unchanged from October 31, 2023.
- As at July 31, 2024, the Basel III(3) leverage ratio was 4.4%, unchanged from October 31, 2023.

(1) See the Glossary section on pages 49 to 52 for details on the composition of these measures.
(2) See the Financial Reporting Method section on pages 4 to 10 for additional information on non-GAAP financial measures.
(3) See the Financial Reporting Method section on pages 4 to 10 for additional information on capital management measures.

National Bank of Canada
Report to Shareholders, Third Quarter 2024 | 2

54 Consolidated Balance Sheets 55 Consolidated Statements of Income 56 Consolidated Statements of Comprehensive Income 58 Consolidated Statements of Changes in Equity 59 Consolidated Statements of Cash Flows 60 Notes to the Interim Condensed Consolidated Financial Statements

As at October 31, 2023 (1) As at July 31, 2024 35,234 32,489 Assets Cash and deposits with financial institutions Securities (Notes 4, 5 and 6) 99,994 115,993 At fair value through profit or loss 9,242 15,233 At fair value through other comprehensive income 12,582 13,049 At amortized cost 121,818 144,275 11,260 13,879 Securities purchased under reverse repurchase agreements and securities borrowed Loans (Note 7) 86,847 92,957 Residential mortgage 46,358 46,951 Personal 2,603 2,692 Credit card 84,192 98,107 Business and government 220,000 240,707 6,627 137 Customers' liability under acceptances (1,184) (1,295) Allowances for credit losses 225,443 239,549 Other 17,516 10,468 Derivative financial instruments 49 38 Investments in associates and joint ventures 1,592 1,830 Premises and equipment 1,521 1,521 Goodwill 1,256 1,227 Intangible assets 7,788 8,657 Other assets (Note 8) 29,722 23,741 423,477 453,933 288,173 320,587 Liabilities and equity Deposits (Notes 5, 9 and 11) Other 6,627 137 Acceptances 13,660 11,974 Obligations related to securities sold short Obligations related to securities sold under repurchase agreements 38,347 41,781 and securities loaned 19,888 17,682 Derivative financial instruments 25,034 27,035 Liabilities related to transferred receivables (Note 5) 7,416 8,321 Other liabilities (Note 10) 110,972 106,930 748 1,254 Subordinated debt (Note 12) Equity Equity attributable to the Bank’s shareholders and holders of other equity instruments (Notes 13 and 15) 3,150 3,150 Preferred shares and other equity instruments 3,294 3,442 Common shares 68 69 Contributed surplus 16,650 18,234 Retained earnings 420 266 Accumulated other comprehensive income 23,582 25,161 Non - controlling interests 2 1 23,584 25,162 423,477 453,933 The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements. (1) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.

Interim Condensed Consolidated Financial Statements

Consolidated Statements of Income

(unaudited) (millions of Canadian dollars)

	Quarter ended July 31		Nine months ended July 31	
	2024	2023[1]	**2024**	2023[1]
Interest income				
Loans	**4,026**	3,266	**11,542**	9,195
Securities at fair value through profit or loss	**478**	398	**1,359**	1,181
Securities at fair value through other comprehensive income	**141**	79	**379**	206
Securities at amortized cost	**106**	127	**338**	358
Deposits with financial institutions	**381**	455	**1,195**	1,235
	5,132	4,325	**14,813**	12,175
Interest expense				
Deposits	**3,397**	2,597	**9,827**	7,058
Liabilities related to transferred receivables	**186**	166	**546**	465
Subordinated debt	**17**	11	**44**	36
Other	**763**	681	**2,241**	1,765
	4,363	3,455	**12,658**	9,324
Net interest income[2]	**769**	870	**2,155**	2,851
Non-interest income				
Underwriting and advisory fees	**125**	77	**328**	277
Securities brokerage commissions	**49**	38	**146**	132
Mutual fund revenues	**164**	148	**469**	432
Investment management and trust service fees	**289**	254	**839**	743
Credit fees	**103**	147	**384**	417
Card revenues	**56**	56	**157**	153
Deposit and payment service charges	**75**	77	**219**	223
Trading revenues (losses)	**1,058**	632	**3,184**	1,813
Gains (losses) on non-trading securities, net	**153**	8	**216**	49
Insurance revenues, net	**20**	12	**53**	42
Foreign exchange revenues, other than trading	**60**	36	**165**	130
Share in the net income of associates and joint ventures	**2**	2	**6**	9
Other	**73**	133	**135**	227
	2,227	1,620	**6,301**	4,647
Total revenues	**2,996**	2,490	**8,456**	7,498
Non-interest expenses				
Compensation and employee benefits	**958**	844	**2,771**	2,538
Occupancy	**89**	84	**270**	249
Technology	**258**	246	**772**	749
Communications	**14**	14	**41**	43
Professional fees	**82**	63	**214**	187
Other	**140**	153	**394**	390
	1,541	1,404	**4,462**	4,156
Income before provisions for credit losses and income taxes	**1,455**	1,086	**3,994**	3,342
Provisions for credit losses (Note 7)	**149**	111	**407**	282
Income before income taxes	**1,306**	975	**3,587**	3,060
Income taxes (Note 17)	**273**	145	**726**	522
Net income	**1,033**	830	**2,861**	2,538
Net income attributable to				
Preferred shareholders and holders of other equity instruments	**40**	36	**114**	106
Common shareholders	**993**	795	**2,748**	2,434
Bank shareholders and holders of other equity instruments	**1,033**	831	**2,862**	2,540
Non-controlling interests	**–**	(1)	**(1)**	(2)
	1,033	830	**2,861**	2,538
Earnings per share *(dollars)* (Note 18)				
Basic	**2.92**	2.35	**8.09**	7.21
Diluted	**2.89**	2.33	**8.03**	7.14
Dividends per common share *(dollars)* (Note 13)	**1.10**	1.02	**3.22**	2.96

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(1) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.

(2) *Net interest income* includes dividend income. For additional information, see Note 1 to the audited annual consolidated financial statements for the year ended October 31, 2023.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
55

Interim Condensed Consolidated Financial Statements

Consolidated Statements of Comprehensive Income

(unaudited) (millions of Canadian dollars)

	Quarter ended July 31		Nine months ended July 31	
	2024	2023[(1)]	2024	2023[(1)]
Net income	**1,033**	830	**2,861**	2,538
Other comprehensive income, net of income taxes				
Items that may be subsequently reclassified to net income				
Net foreign currency translation adjustments				
Net unrealized foreign currency translation gains (losses) on investments in foreign operations	**31**	(177)	**(9)**	(208)
Impact of hedging net foreign currency translation gains (losses)	**(13)**	53	**(30)**	59
	18	(124)	**(39)**	(149)
Net change in debt securities at fair value through other comprehensive income				
Net unrealized gains (losses) on debt securities at fair value through other comprehensive income	**23**	(7)	**56**	(35)
Net (gains) losses on debt securities at fair value through other comprehensive income reclassified to net income	**(15)**	8	**(24)**	60
Change in allowances for credit losses on debt securities at fair value through other comprehensive income reclassified to net income	**–**	1	**–**	1
	8	2	**32**	26
Net change in cash flow hedges				
Net gains (losses) on derivative financial instruments designated as cash flow hedges	**(60)**	145	**(56)**	125
Net (gains) losses on designated derivative financial instruments reclassified to net income	**(34)**	7	**(91)**	32
	(94)	152	**(147)**	157
Share in the other comprehensive income of associates and joint ventures	**–**	–	**–**	1
Items that will not be subsequently reclassified to net income				
Remeasurements of pension plans and other post-employment benefit plans	**167**	(40)	**151**	(96)
Net gains (losses) on equity securities designated at fair value through other comprehensive income	**7**	(1)	**38**	5
Net fair value change attributable to the credit risk on financial liabilities designated at fair value through profit or loss	**63**	(77)	**(270)**	(235)
	237	(118)	**(81)**	(326)
Total other comprehensive income, net of income taxes	**169**	(88)	**(235)**	(291)
Comprehensive income	**1,202**	742	**2,626**	2,247
Comprehensive income attributable to				
Bank shareholders and holders of other equity instruments	**1,202**	743	**2,627**	2,249
Non-controlling interests	**–**	(1)	**(1)**	(2)
	1,202	742	**2,626**	2,247

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(1) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
56

The following table presents the income tax expense or recovery for each component of other comprehensive income. Nine months ended July 31 Quarter ended July 31 2023 2024 2023 2024 Items that may be subsequently reclassified to net income Net foreign currency translation adjustments 7 1 5 (1) Net unrealized foreign currency translation gains (losses) on investments in foreign operations 13 (13) 13 (5) Impact of hedging net foreign currency translation gains (losses) 20 (12) 18 (6) Net change in debt securities at fair value through other comprehensive income (14) 21 (3) 8 Net unrealized gains (losses) on debt securities at fair value through other comprehensive income Net (gains) losses on debt securities at fair value through other comprehensive income 23 (9) 3 (6) reclassified to net income Change in allowances for credit losses on debt securities at fair value through – – – – other comprehensive income reclassified to net income 9 12 – 2 Net change in cash flow hedges 48 (22) 56 (23) Net gains (losses) on derivative financial instruments designated as cash flow hedges 13 (35) 3 (13) Net (gains) losses on designated derivative financial instruments reclassified to net income 61 (57) 59 (36) – – – – Share in the other comprehensive income of associates and joint ventures Items that will not be subsequently reclassified to net income (27) 58 (15) 65 Remeasurements of pension plans and other post - employment benefit plans 2 15 – 2 Net gains (losses) on equity securities designated at fair value through other comprehensive income Net fair value change attributable to the credit risk on financial liabilities (91) (104) (30) 24 designated at fair value through profit or loss (116) (31) (45) 91 (26) (88) 32 51 The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Nine months ended July 31 2023 (1) 2024 3,150 3,150 Preferred shares and other equity instruments at beginning and at end (Note 13) 3,196 3,294 Common shares at beginning (Note 13) 86 134 Issuances of common shares pursuant to the Stock Option Plan 12 14 Impact of shares purchased or sold for trading 3,294 3,442 Common shares at end 56 68 Contributed surplus at beginning 14 13 Stock option expense (Note 15) (9) (15) Stock options exercised (5) 3 Other 56 69 Contributed surplus at end 15,140 16,650 Retained earnings at beginning (48) – Impact of IFRS 17 adoption on November 1, 2022 (Note 2) 2,540 2,862 Net income attributable to the Bank's shareholders and holders of other equity instruments (122) (130) Dividends on preferred shares and distributions on other equity instruments (Note 13) (999) (1,094) Dividends on common shares (Note 13) (96) 151 Remeasurements of pension plans and other post - employment benefit plans 5 38 Net gains (losses) on equity securities designated at fair value through other comprehensive income Net fair value change attributable to the credit risk on financial liabilities (235) (270) designated at fair value through profit or loss 6 11 Impact of a financial liability resulting from put options written to non - controlling interests 17 16 Other 16,208 18,234 Retained earnings at end 202 420 Accumulated other comprehensive income at beginning (149) (39) Net foreign currency translation adjustments 26 32 Net change in unrealized gains (losses) on debt securities at fair value through other comprehensive income 157 (147) Net change in gains (losses) on instruments designated as cash flow hedges 1 – Share in the other comprehensive income of associates and joint ventures 237 266 Accumulated other comprehensive income at end 22,945 25,161 Equity attributable to the Bank's shareholders and holders of other equity instruments 2 2 Non - controlling interests at beginning (2) (1) Net income attributable to non - controlling interests 2 – Other 2 1 Non - controlling interests at end 22,947 25,162 Equity As at July 31, 2023 As at July 31, 2024 Accumulated other comprehensive income 55 268 Net foreign currency translation adjustments (8) (3) Net unrealized gains (losses) on debt securities at fair value through other comprehensive income 188 (1) Net gains (losses) on instruments designated as cash flow hedges 2 2 Share in the other comprehensive income of associates and joint ventures 237 266 The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements. (1) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.

Nine months ended July 31 2023 (1) 2024 Cash flows from operating activities 2,538 2,861 Net income Adjustments for 282 407 Provisions for credit losses 158 172 Amortization of premises and equipment, including right - of - use assets 234 212 Amortization of intangible assets (86) (66) Deferred taxes (49) (96) Losses (gains) on sales of non - trading securities, net (9) (6) Share in the net income of associates and joint ventures 14 13 Stock option expense (91) (120) Gain on the fair value remeasurement of equity interests Change in operating assets and liabilities (19,194) (15,999) Securities at fair value through profit or loss 14,118 (2,619) Securities purchased under reverse repurchase agreements and securities borrowed (12,950) (19,002) Loans and acceptances, net of securitization 15,929 32,414 Deposits 1,008 (1,686) Obligations related to securities sold short 4,960 3,434 Obligations related to securities sold under repurchase agreements and securities loaned 3,321 4,842 Derivative financial instruments, net (29) – Securitization – Credit cards 280 88 Interest and dividends receivable and interest payable (295) 164 Current tax assets and liabilities (747) (621) Other items 9,392 4,392 Cash flows from financing activities 89 133 Issuances of common shares (including the impact of shares purchased for trading) – 500 Issuance of subordinated debt (750) – Redemption of subordinated debt (76) (87) Repayments of lease liabilities (1,117) (1,221) Dividends paid on shares and distributions on other equity instruments (1,854) (675) Cash flows from investing activities – 10 Net change in investments in associates and joint ventures (6,360) (12,910) Purchases of non - trading securities 3,548 3,394 Maturities of non - trading securities 3,896 3,667 Sales of non - trading securities (270) (363) Net change in premises and equipment, excluding right - of - use assets (204) (183) Net change in intangible assets 610 (6,385) (210) (77) Impact of currency rate movements on cash and cash equivalents 7,938 (2,745) Increase (decrease) in cash and cash equivalents 31,870 35,234 Cash and cash equivalents at beginning 39,808 32,489 Cash and cash equivalents at end (2) Supplementary information about cash flows from operating activities 8,643 12,400 Interest paid 11,773 14,643 Interest and dividends received 573 794 Income taxes paid The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements. (1) Certain amounts have been adjusted to reflect changes in accounting policies arising from the adoption of IFRS 17 . For additional information, see Note 2 to these consolidated financial statements . (2) This item represents the balance of Cash and deposits with financial institutions in the Consolidated Balance Sheet . It includes an amount of $ 9 . 7 billion as at July 31 , 2024 ( $ 9 . 3 billion as at October 31 , 2023 ) for which there are restrictions and of which $ 5 . 3 billion ( $ 6 . 5 billion as at October 31 , 2023 ) represents the balances that the Bank must maintain with central banks, other regulatory agencies, and certain counterparties .

83 Subscription Receipts Note 11 60 Basis of Presentation Note 1 83 Subordinated Debt Note 12 61 Accounting Policy Changes Note 2 84 Share Capital and Other Equity Instruments Note 13 62 Future Accounting Policy Changes Note 3 85 Capital Disclosure Note 14 63 Fair Value of Financial Instruments Note 4 86 Share - Based Payments Note 15 Financial Instruments Designated at Fair Value Through Note 5 Employee Benefits – Pension Plans and Other Note 16 68 Profit or Loss 87 Post - Employment Benefit Plans 69 Securities Note 6 88 Income Taxes Note 17 70 Loans and Allowances for Credit Losses Note 7 89 Earnings Per Share Note 18 82 Other Assets Note 8 89 Segment Disclosures Note 19 82 Deposits Note 9 91 Acquisition Note 20 83 Other Liabilities Note 10 On August 27, 2024, the Board of Directors authorized the publication of the Bank’s unaudited interim condensed consolidated financial statements (the consolidated financial statements) for the quarter and nine - month period ended July 31, 2024. The Bank’s consolidated financial statements are prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB). The financial statements also comply with section 308(4) of the Bank Act (Canada), which states that, except as otherwise specified by the Office of the Superintendent of Financial Institutions (Canada) (OSFI), the consolidated financial statements are to be prepared in accordance with IFRS. IFRS represent Canadian generally accepted accounting principles (GAAP). None of the OSFI accounting requirements are exceptions to IFRS. These consolidated financial statements were prepared in accordance with IAS 34 – Interim Financial Reporting and using the same accounting policies as those described in Note 1 to the audited annual consolidated financial statements for the year ended October 31, 2023, except for the changes described in Note 2 to these consolidated financial statements, which have been applied since November 1, 2023 upon the adoption of IFRS 17 – Insurance Contracts (IFRS 17). Certain comparative amounts have been adjusted to reflect these accounting policy changes. Judgment, Estimates and Assumptions In preparing consolidated financial statements in accordance with IFRS, management must exercise judgment and make estimates and assumptions that affect the reporting date carrying amounts of assets and liabilities, net income, and related information. Some of the Bank’s accounting policies, such as measurement of expected credit losses (ECLs), require particularly complex judgments and estimates. See Note 1 to the audited annual consolidated financial statements for the year ended October 31, 2023 for a summary of the most significant estimation processes used to prepare the consolidated financial statements in accordance with IFRS and for the valuation techniques used to determine the carrying values and fair values of assets and liabilities. The geopolitical landscape (notably, the Russia - Ukraine war and clashes between Israel and Hamas), inflation, climate change, and high interest rates continue to create uncertainty. As a result, establishing reliable estimates and applying judgment continue to be substantially complex. The uncertainty regarding certain key inputs used in measuring ECLs is described in Note 7 to these consolidated financial statements. Unless otherwise indicated, all amounts are expressed in Canadian dollars, which is the Bank’s functional and presentation currency.

On November 1, 2023, the Bank adopted IFRS 17 – Insurance Contracts (IFRS 17). Insurance Revenues Insurance contracts, including reinsurance contracts, are arrangements under which one party accepts significant insurance risk by agreeing to compensate the policyholder if a specified uncertain future event was to occur. The Bank uses the General Measurement Model (GMM) to measure most of its insurance and reinsurance contracts based on the present value of estimates of the expected future cash flows necessary to fulfill the contracts, including an adjustment for non - financial risk as well as the contractual service margin (CSM), which represents the unearned profits that will be recognized as services are provided in the future. The Bank has chosen to apply the simplified approach (the Premium Allocation Approach or PAA) to measure insurance contracts with coverage periods of one year or less. The insurance revenues from these contracts are recognized systematically over the coverage period. For all measurement approaches, if contracts are expected to be onerous, losses are recognized immediately in the Consolidated Statement of Income. Upon the issuance of a contract, an insurance asset or liability and a reinsurance asset, if applicable, are recognized in Other assets and in Other liabilities on the Consolidated Balance Sheet . Subsequent changes in the carrying values of the insurance asset and liability and reinsurance asset are recognized on a net basis in the Non - interest income item of the Consolidated Statement of Income . Insurance service expenses consist mainly of incurred claims and other insurance service expenses, amortization of insurance acquisition cash flows, and losses on onerous contracts as well as reversals of such losses. Royalties received from reinsurers are recognized in the Consolidated Statement of Income as the Bank receives services under groups of reinsurance contracts. Amounts recovered from reinsurers comprise cash flows related to the claims or benefit experience of the underlying contracts. All of these amounts are recognized as a deduction from insurance revenues in the Non - interest income item of the Consolidated Statement of Income. Impacts of IFRS 17 Adoption The IFRS 17 requirements have been applied retrospectively by adjusting the Consolidated Balance Sheet balances on the date of initial application, i.e., November 1, 2022. The impacts of IFRS 17 adoption have been recognized through an adjustment to Retained earnings as at November 1, 2022. The following information presents the impacts on the Consolidated Balance Sheets as at November 1, 2022 and as at October 31, 2023: As at November 1, 2022 As at October 31, 2022 As at October 31, 2023 As at October 31, 2023 Adjusted IFRS 17 adjustments As published Adjusted IFRS 17 adjustments As published 5,908 7,788 Assets (50) 5,958 (101) 7,889 Other assets 6,359 7,416 Liabilities (2) 6,361 (7) 7,423 Other liabilities 15,092 16,650 Equity (48) 15,140 (94) 16,744 Retained earnings As at October 31, 2023, the net CSM amount related to the new recognition and measurement principles for insurance and reinsurance assets and liabilities stood at $109 million ($89 million as at November 1, 2022).

The following information presents the impacts on the Consolidated Statement of Income for the comparative quarter and nine - month period: Nine months ended July 31, 2023 Quarter ended July 31, 2023 (78) (25) Non - interest income – Insurance revenues, net (78) (25) Total revenues (21) (7) Compensation and employee benefits (2) (1) Occupancy (6) (2) Technology (1) – Professional fees (8) (3) Other (38) (13) Non - interest expenses (40) (12) Income before provisions for credit losses and income taxes (40) (12) Income before income taxes (11) (3) Income taxes (29) (9) Net income The Bank closely monitors both new accounting standards and amendments to existing accounting standards issued by the IASB. The following standards have been issued but are not yet effective. The Bank is currently assessing the impact of applying these standards on its consolidated financial statements. Effective Date – November 1, 2026 Amendments to the Classification and Measurement of Financial Instruments In May 2024, the IASB published Amendments to the Classification and Measurement of Financial Instruments , which affects certain provisions of IFRS 9 – Financial Instruments and IFRS 7 – Financial Instruments: Disclosures . Specifically, the amendments apply to the derecognition of financial liabilities settled through electronic transfer, to the classification of certain financial assets, to the disclosures regarding equity instruments designated at fair value through other comprehensive income, and to contractual terms that could change the timing or amount of contractual cash flows. These amendments must be applied retrospectively for annual periods beginning on or after January 1, 2026. Earlier application is permitted. Effective Date – November 1, 2027 IFRS 18 – Presentation and Disclosure in Financial Statements In April 2024, the IASB issued a new accounting standard, IFRS 18 – Presentation and Disclosure in Financial Statements (IFRS 18). This new standard replaces the current IAS 1 accounting standard that covers the presentation of financial statements. IFRS 18 presents a new accounting framework that will improve how information is communicated in financial statements, in particular performance - related information in the consolidated income statement, and that will introduce limited changes to the consolidated statement of cash flows and the consolidated balance sheet. IFRS 18 must be applied retrospectively for annual periods beginning on or after January 1, 2027. Earlier application is permitted.

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 4 – Fair Value of Financial Instruments

Fair Value and Carrying Value of Financial Instruments by Category

Financial assets and financial liabilities are recognized on the Consolidated Balance Sheet at fair value or at amortized cost in accordance with the categories set out in the accounting framework for financial instruments.

								As at July 31, 2024
	Carrying value and fair value				Carrying value	Fair value		
	Financial instruments classified as at fair value through profit or loss	Financial instruments designated at fair value through profit or loss	Debt securities classified as at fair value through other comprehensive income	Equity securities designated at fair value through other comprehensive income	Financial instruments at amortized cost, net	Financial instruments at amortized cost, net	Total carrying value	Total fair value
Financial assets								
Cash and deposits with financial institutions	–	–	–	–	32,489	32,489	32,489	32,489
Securities	115,566	427	14,602	631	13,049	12,929	144,275	144,155
Securities purchased under reverse repurchase agreements and securities borrowed	–	–	–	–	13,879	13,879	13,879	13,879
Loans and acceptances, net of allowances	14,576	–	–	–	224,973	224,726	239,549	239,302
Other								
Derivative financial instruments	10,468	–	–	–	–	–	10,468	10,468
Other assets	1,831	–	–	–	3,367	3,367	5,198	5,198
Financial liabilities								
Deposits[1]	–	25,207			295,380	295,025	320,587	320,232
Other								
Acceptances	–	–			137	137	137	137
Obligations related to securities sold short	11,974	–			–	–	11,974	11,974
Obligations related to securities sold under repurchase agreements and securities loaned	–	–			41,781	41,781	41,781	41,781
Derivative financial instruments	17,682	–			–	–	17,682	17,682
Liabilities related to transferred receivables	–	10,063			16,972	16,195	27,035	26,258
Other liabilities	–	–			4,179	4,178	4,179	4,178
Subordinated debt	–	–			1,254	1,284	1,254	1,284

(1) Includes embedded derivative financial instruments.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
63

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 4 – Fair Value of Financial Instruments (cont.)

As at October 31, 2023[1]

				Carrying value and fair value	Carrying value	Fair value		
	Financial instruments classified as at fair value through profit or loss	Financial instruments designated at fair value through profit or loss	Debt securities classified as at fair value through other comprehensive income	Equity securities designated at fair value through other comprehensive income	Financial instruments at amortized cost, net	Financial instruments at amortized cost, net	Total carrying value	Total fair value
Financial assets								
Cash and deposits with financial institutions	–	–	–	–	35,234	35,234	35,234	35,234
Securities	99,236	758	8,583	659	12,582	12,097	121,818	121,333
Securities purchased under reverse repurchase agreements and securities borrowed	–	–	–	–	11,260	11,260	11,260	11,260
Loans and acceptances, net of allowances	13,124	–	–	–	212,319	210,088	225,443	223,212
Other								
Derivative financial instruments	17,516	–	–	–	–	–	17,516	17,516
Other assets	73	–	–	–	4,285	4,285	4,358	4,358
Financial liabilities								
Deposits[2]	–	18,275			269,898	269,490	288,173	287,765
Other								
Acceptances	–	–			6,627	6,627	6,627	6,627
Obligations related to securities sold short	13,660	–			–	–	13,660	13,660
Obligations related to securities sold under repurchase agreements and securities loaned	–	–			38,347	38,347	38,347	38,347
Derivative financial instruments	19,888	–			–	–	19,888	19,888
Liabilities related to transferred receivables	–	9,952			15,082	14,255	25,034	24,207
Other liabilities	–	–			3,497	3,494	3,497	3,494
Subordinated debt	–	–			748	727	748	727

(1) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.
(2) Includes embedded derivative financial instruments.

Establishing Fair Value

The fair value of a financial instrument is the price that would be received to sell a financial asset or paid to transfer a financial liability in an orderly transaction in the principal market at the measurement date under current market conditions (i.e., an exit price).

Unadjusted quoted prices in active markets provide the best evidence of fair value. When there is no quoted price in an active market, the Bank applies other valuation techniques that maximize the use of relevant observable inputs and that minimize the use of unobservable inputs. Such valuation techniques include the following: using information available from recent market transactions, referring to the current fair value of a comparable financial instrument, applying discounted cash flow analysis, applying option pricing models, or relying on any other valuation technique that is commonly used by market participants and has proven to yield reliable estimates. Judgment is required when applying many of the valuation techniques. The Bank's valuations were based on its assessment of the conditions prevailing as at July 31, 2024 and may change in the future. Furthermore, there may be measurement uncertainty resulting from the choice of valuation model used.

Fair value is established in accordance with a rigorous control framework. The Bank has policies and procedures that govern the process for determining fair value. The Bank's valuation governance structure has remained largely unchanged from that described in Note 3 to the audited annual consolidated financial statements for the year ended October 31, 2023. The valuation techniques used to determine the fair value of financial assets and financial liabilities are also described in this note, and no significant changes have been made to the valuation techniques.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
64

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Financial Instruments Recorded at Fair Value on the Consolidated Balance Sheet

Hierarchy of Fair Value Measurements

IFRS establishes a fair value measurement hierarchy that classifies the inputs used in financial instrument fair value measurement techniques according to three levels. This fair value hierarchy requires observable market inputs in an active market to be used whenever such inputs exist. According to the hierarchy, the highest level of inputs are unadjusted quoted prices in active markets for identical instruments and the lowest level of inputs are unobservable inputs. In some cases, the inputs used to measure the fair value of a financial instrument might be categorized within different levels of the fair value hierarchy. In those cases, the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement. For additional information, see Note 3 to the audited annual consolidated financial statements for the year ended October 31, 2023.

Transfers of financial instruments between Levels 1 and 2 and transfers to (or from) Level 3 are deemed to have taken place at the beginning of the quarter in which the transfer occurred. Significant transfers can occur between the fair value hierarchy levels due to new information on inputs used to determine fair value and the observable nature of those inputs.

During the quarter ended July 31, 2024, $2 million in securities classified as at fair value through profit or loss were transferred from Level 2 to Level 1 as a result of changing market conditions ($2 million in securities classified as at fair value through profit or loss and $3 million in obligations related to securities sold short during the quarter ended July 31, 2023). Also, $11 million in securities classified as at fair value through profit or loss were transferred from Level 1 to Level 2 as a result of changing market conditions during the quarter ended July 31, 2024 ($6 million in securities classified as at fair value through profit or loss during the quarter ended July 31, 2023). During the nine-month periods ended July 31, 2024 and 2023, financial instruments were transferred to (or from) Level 3 due to changes in the availability of observable market inputs as a result of changing market conditions.

The following tables show financial instruments recorded at fair value on the Consolidated Balance Sheet according to the fair value hierarchy.

				As at July 31, 2024
	Level 1	Level 2	Level 3	Total financial assets/liabilities at fair value
Financial assets				
Securities				
At fair value through profit or loss				
Securities issued or guaranteed by				
Canadian government	5,819	10,431	–	16,250
Canadian provincial and municipal governments	–	9,072	–	9,072
U.S. Treasury, other U.S. agencies and other foreign governments	1,206	1,002	–	2,208
Other debt securities	–	3,359	58	3,417
Equity securities	82,428	2,033	585	85,046
	89,453	25,897	643	115,993
At fair value through other comprehensive income				
Securities issued or guaranteed by				
Canadian government	169	5,400	–	5,569
Canadian provincial and municipal governments	–	3,006	–	3,006
U.S. Treasury, other U.S. agencies and other foreign governments	4,711	250	–	4,961
Other debt securities	–	1,066	–	1,066
Equity securities	–	328	303	631
	4,880	10,050	303	15,233
Loans	–	14,381	195	14,576
Other				
Derivative financial instruments	467	9,827	174	10,468
Other assets – Other items	–	1,751	80	1,831
	94,800	61,906	1,395	158,101
Financial liabilities				
Deposits[1]	–	25,266	–	25,266
Other				
Obligations related to securities sold short	6,866	5,108	–	11,974
Derivative financial instruments	763	16,909	10	17,682
Liabilities related to transferred receivables	–	10,063	–	10,063
	7,629	57,346	10	64,985

(1) The amounts include the fair value of embedded derivative financial instruments in deposits.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
65

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 4 – Fair Value of Financial Instruments (cont.)

			As at October 31, 2023	
	Level 1	Level 2	Level 3	Total financial assets/liabilities at fair value
Financial assets				
Securities				
At fair value through profit or loss				
Securities issued or guaranteed by				
Canadian government	6,403	10,872	–	17,275
Canadian provincial and municipal governments	–	8,260	–	8,260
U.S. Treasury, other U.S. agencies and other foreign governments	2,781	2,105	–	4,886
Other debt securities	–	3,450	65	3,515
Equity securities	65,018	554	486	66,058
	74,202	25,241	551	99,994
At fair value through other comprehensive income				
Securities issued or guaranteed by				
Canadian government	73	4,124	–	4,197
Canadian provincial and municipal governments	–	1,938	–	1,938
U.S. Treasury, other U.S. agencies and other foreign governments	904	254	–	1,158
Other debt securities	–	1,290	–	1,290
Equity securities	–	281	378	659
	977	7,887	378	9,242
Loans	–	12,907	217	13,124
Other				
Derivative financial instruments	285	17,224	7	17,516
Other assets – Other items	–	–	73	73
	75,464	63,259	1,226	139,949
Financial liabilities				
Deposits[1]	–	18,134	–	18,134
Other				
Obligations related to securities sold short	8,335	5,325	–	13,660
Derivative financial instruments	467	19,399	22	19,888
Liabilities related to transferred receivables	–	9,952	–	9,952
	8,802	52,810	22	61,634

(1) The amounts include the fair value of embedded derivative financial instruments in deposits.

Financial Instruments Classified in Level 3

The Bank classifies financial instruments in Level 3 when the valuation technique is based on at least one significant input that is not observable in the markets. The Bank maximizes the use of observable inputs to determine the fair value of financial instruments.

For a description of the valuation techniques and significant unobservable inputs used in determining the fair value of financial instruments classified in Level 3, see Note 3 to the audited annual consolidated financial statements for the year ended October 31, 2023. For the quarter and nine-month period ended July 31, 2024, no significant change was made to the valuation techniques and significant unobservable inputs used in determining fair value.

Sensitivity Analysis of Financial Instruments Classified in Level 3

The Bank performs sensitivity analyses for the fair value measurements of Level 3 financial instruments, substituting unobservable inputs with one or more reasonably possible alternative assumptions. For additional information on how a change in an unobservable input might affect the fair value measurements of Level 3 financial instruments, see Note 3 to the audited annual consolidated financial statements for the year ended October 31, 2023. For the nine-month period ended July 31, 2024, there were no significant changes in the sensitivity analyses of Level 3 financial instruments, except for derivative financial instruments for which the reasonable fair value range could result in a $57 million increase or decrease in the net fair value recorded as at July 31, 2024 (a $16 million increase or decrease as at October 31, 2023).

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Report to Shareholders, Third Quarter 2024
66

Change in the Fair Value of Financial Instruments Classified in Level 3 The Bank may hedge the fair value of financial instruments classified in the various levels through offsetting hedge positions. Gains and losses on financial instruments classified in Level 3 presented in the following tables do not reflect the inverse gains and losses on financial instruments used for economic hedging purposes that may have been classified in Level 1 or Level 2 by the Bank. In addition, the Bank may hedge the fair value of financial instruments classified in Level 3 using other financial instruments classified in Level 3. The effect of these hedges is not included in the net amount presented in the following tables. The gains and losses presented hereafter may comprise changes in fair value based on observable and unobservable inputs. Nine months ended July 31, 2024 Deposits (2) Derivative financial instruments (1) Loans and other assets Securities at fair value through other comprehensive income Securities at fair value through profit or loss – (15) 290 378 551 Fair value as at October 31, 2023 – (23) 14 – 58 Total realized and unrealized gains (losses) included in Net income (3) Total realized and unrealized gains (losses) included in – – – (3) – Other comprehensive income – – – – 55 Purchases – – (2) (72) (21) Sales – – 15 – – Issuances – 198 (42) – – Settlements and other – (1) – – – Financial instruments transferred into Level 3 – 5 – – – Financial instruments transferred out of Level 3 – 164 275 303 643 Fair value as at July 31, 2024 Change in unrealized gains and losses included in Net income with respect – (23) 14 – 100 to financial assets and financial liabilities held as at July 31, 2024 (4) Nine months ended July 31, 2023 Deposits (2) Derivative financial instruments (1) Loans and other assets Securities at fair value through other comprehensive income Securities at fair value through profit or loss (8) (17) 331 320 476 Fair value as at October 31, 2022 – (1) – – (14) Total realized and unrealized gains (losses) included in Net income (5) Total realized and unrealized gains (losses) included in – – – 5 – Other comprehensive income – – – – 54 Purchases – – – – (19) Sales – – 17 – – Issuances – 5 (63) – – Settlements and other – 2 – – – Financial instruments transferred into Level 3 8 2 – – – Financial instruments transferred out of Level 3 – (9) 285 325 497 Fair value as at July 31, 2023 Change in unrealized gains and losses included in Net income with respect – (1) – – 22 to financial assets and financial liabilities held as at July 31, 2023 (6) (1) The derivative financial instruments include assets and liabilities presented on a net basis. (2) The amounts include the fair value of embedded derivative financial instruments in deposits. (3) Total gains (losses) included in Non - interest income was a gain of $49 million. (4) Total unrealized gains (losses) included in Non - interest income was an unrealized gain of $91 million. (5) Total gains (losses) included in Non - interest income was a loss of $15 million. (6) Total unrealized gains (losses) included in Non - interest income was an unrealized gain of $21 million.

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 5 – Financial Instruments Designated at Fair Value Through Profit or Loss

The Bank chose to designate certain financial instruments at fair value through profit or loss according to the criteria presented in Note 1 to the audited annual consolidated financial statements for the year ended October 31, 2023. Consistent with its risk management strategy and in accordance with the fair value option, which permits the designation if it eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise from measuring financial assets and financial liabilities or recognizing the gains and losses thereon on different bases, the Bank designated certain securities, certain securities purchased under reverse repurchase agreements, and certain liabilities related to transferred receivables at fair value through profit or loss. The fair value of liabilities related to transferred receivables does not include credit risk, as the holders of these liabilities are not exposed to the Bank's credit risk. The Bank also designated certain deposits that include embedded derivative financial instruments at fair value through profit or loss.

To determine a change in fair value arising from a change in the credit risk of deposits designated at fair value through profit or loss, the Bank calculates, at the beginning of the period, the present value of the instrument's contractual cash flows using the following rates: first, an observed discount rate for similar securities that reflects the Bank's credit spread and, then, a rate that excludes the Bank's credit spread. The difference obtained between the two values is then compared to the difference obtained using the same rates at the end of the period.

Information about the financial assets and financial liabilities designated at fair value through profit or loss is provided in the following tables.

	Carrying value as at July 31, 2024	Unrealized gains (losses) for the quarter ended July 31, 2024	Unrealized gains (losses) for the nine months ended July 31, 2024	Unrealized gains (losses) since the initial recognition of the instrument
Financial assets designated at fair value through profit or loss				
Securities	427	11	12	6
Financial liabilities designated at fair value through profit or loss				
Deposits[1][2]	25,207	(790)	(2,386)	1,490
Liabilities related to transferred receivables	10,063	(215)	(299)	226
	35,270	(1,005)	(2,685)	1,716

	Carrying value as at July 31, 2023	Unrealized gains (losses) for the quarter ended July 31, 2023	Unrealized gains (losses) for the nine months ended July 31, 2023	Unrealized gains (losses) since the initial recognition of the instrument
Financial assets designated at fair value through profit or loss				
Securities	820	(16)	(6)	(13)
Securities purchased under reverse repurchase agreements	39	–	–	–
	859	(16)	(6)	(13)
Financial liabilities designated at fair value through profit or loss				
Deposits[1][2]	18,788	(108)	(1,123)	1,959
Liabilities related to transferred receivables	10,072	166	66	566
	28,860	58	(1,057)	2,525

(1) For the quarter ended July 31, 2024, the change in the fair value of deposits designated at fair value through profit or loss attributable to credit risk, and recorded in *Other comprehensive income*, resulted in a gain of $87 million ($107 million loss for the quarter ended July 31, 2023). For the nine-month period ended July 31, 2024, this change resulted in a loss of $374 million ($326 million loss for the nine-month period ended July 31, 2023).

(2) The amount at maturity that the Bank will be contractually required to pay to the holders of these deposits varies and will differ from the reporting date fair value.

National Bank of Canada
Report to Shareholders, Third Quarter 2024 | 68

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 6 – Securities

Credit Quality

As at July 31, 2024 and as at October 31, 2023, securities at fair value through other comprehensive income and securities at amortized cost were mainly classified in Stage 1, with their credit quality falling mostly in the "Excellent" category according to the Bank's internal risk-rating categories. For additional information on the reconciliation of allowances for credit losses, see Note 7 to these consolidated financial statements.

Unrealized Gross Gains (Losses) on Securities at Fair Value Through Other Comprehensive Income[1]

	As at July 31, 2024			
	Amortized cost	Unrealized gross gains	Unrealized gross losses	Carrying value[2]
Securities issued or guaranteed by				
Canadian government	5,542	90	(63)	5,569
Canadian provincial and municipal governments	2,996	50	(40)	3,006
U.S. Treasury, other U.S. agencies and other foreign governments	4,953	40	(32)	4,961
Other debt securities	1,108	5	(47)	1,066
Equity securities	551	83	(3)	631
	15,150	268	(185)	15,233

	As at October 31, 2023			
	Amortized cost	Unrealized gross gains	Unrealized gross losses	Carrying value[2]
Securities issued or guaranteed by				
Canadian government	4,406	1	(210)	4,197
Canadian provincial and municipal governments	2,110	–	(172)	1,938
U.S. Treasury, other U.S. agencies and other foreign governments	1,227	–	(69)	1,158
Other debt securities	1,423	–	(133)	1,290
Equity securities	616	66	(23)	659
	9,782	67	(607)	9,242

(1) Excludes the impact of hedging.
(2) The allowances for credit losses on securities at fair value through other comprehensive income (excluding equity securities), representing $3 million as at July 31, 2024 ($3 million as at October 31, 2023), are reported in *Other comprehensive income*. For additional information, see Note 7 to these consolidated financial statements.

Equity Securities Designated at Fair Value Through Other Comprehensive Income

The Bank designated certain equity securities, the main business objective of which is to generate dividend income, at fair value through other comprehensive income without subsequent reclassification of gains and losses to net income. During the nine-month period ended July 31, 2024, a dividend income amount of $34 million was recognized for these investments ($26 million for the nine-month period ended July 31, 2023), including amounts of $3 million for investments that were sold during the nine-month period ended July 31, 2024 ($1 million for investments that were sold during the nine-month period ended July 31, 2023).

	Nine months ended July 31, 2024			Nine months ended July 31, 2023		
	Equity securities of private companies	Equity securities of public companies	Total	Equity securities of private companies	Equity securities of public companies	Total
Fair value at beginning	378	281	659	320	236	556
Change in fair value	(3)	56	53	5	2	7
Designated at fair value through other comprehensive income[1]	–	144	144	–	255	255
Sales[2]	(72)	(153)	(225)	–	(246)	(246)
Fair value at end	303	328	631	325	247	572

(1) On May 2, 2023, the Bank had concluded that it had lost significant influence over TMX Group Limited (TMX) and therefore, as of this date, it ceased using the equity method to account for this investment. The Bank had designated its investment in TMX as a financial asset measured at fair value through other comprehensive income in an amount of $191 million.
(2) The Bank disposed of private and public company equity securities for economic reasons.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
69

As at October 31, 2023 As at July 31, 2024 Securities issued or guaranteed by 6,172 8,432 Canadian government 1,932 1,902 Canadian provincial and municipal governments 604 528 U.S. Treasury, other U.S. agencies and other foreign governments 3,878 2,190 Other debt securities 12,586 13,052 Gross carrying value 4 3 Allowances for credit losses 12,582 13,049 Carrying value During the nine - month periods ended July 31 , 2024 and 2023 , the Bank disposed of certain debt securities measured at amortized cost . The carrying value of these securities upon disposal was $ 180 million for the nine - month period ended July 31 , 2024 ( $ 821 million for the nine - month period ended July 31 , 2023 ), and the Bank recognized gains totalling $ 1 million for the nine - month period ended July 31 , 2024 (a negligible amount for the nine - month period ended July 31 , 2023 ) in Non - interest income – Gains (losses) on non - trading securities, net in the Consolidated Statement of Income . Determining Expected Credit Losses Expected credit losses are determined using a three - stage impairment approach that is based on the change in the credit quality of financial assets since initial recognition. Non - Impaired Loans Stage 1 Financial assets that have experienced no significant increase in credit risk between initial recognition and the reporting date, and for which 12 - month expected credit losses are recorded at the reporting date, are classified in Stage 1. Stage 2 Financial assets that have experienced a significant increase in credit risk between initial recognition and the reporting date, and for which lifetime expected credit losses are recorded at the reporting date, are classified in Stage 2. Impaired Loans Stage 3 Financial assets for which there is objective evidence of impairment, for which one or more events have had a detrimental impact on the estimated future cash flows of these financial assets at the reporting date, and for which lifetime expected credit losses are recorded, are classified in Stage 3. POCI Financial assets that are credit - impaired when purchased or originated (POCI) are classified in the POCI category. For additional information, see Notes 1 and 7 to the audited annual consolidated financial statements for the year ended October 31, 2023. The following tables present the gross carrying amounts of loans as at July 31, 2024 and as at October 31, 2023, according to credit quality and ECL impairment stage of each loan category at amortized cost, and according to credit quality for loans at fair value through profit or loss. For additional information on credit quality according to the Internal Ratings - Based (IRB) categories, see the Internal Default Risk Ratings table on page 77 in the Credit Risk section of the 2023 Annual Report .

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

						As at July 31, 2024
	Non-impaired loans		Impaired loans		Loans at fair value through profit or loss(1)	
	Stage 1	Stage 2	Stage 3	POCI		Total
Residential mortgage						
Excellent	33,080	22	–	–	–	33,102
Good	16,512	269	–	–	–	16,781
Satisfactory	12,498	4,085	–	–	–	16,583
Special mention	354	782	–	–	–	1,136
Substandard	70	305	–	–	–	375
Default	–	–	121	–	–	121
IRB Approach	62,514	5,463	121	–	–	68,098
Standardized Approach	11,137	270	401	259	12,792	24,859
Gross carrying amount	73,651	5,733	522	259	12,792	92,957
Allowances for credit losses(2)	62	88	115	(90)	–	175
Carrying amount	73,589	5,645	407	349	12,792	92,782
Personal						
Excellent	20,888	304	–	–	–	21,192
Good	7,771	1,670	–	–	–	9,441
Satisfactory	6,709	2,254	–	–	–	8,963
Special mention	1,965	846	–	–	–	2,811
Substandard	36	281	–	–	–	317
Default	–	–	212	–	–	212
IRB Approach	37,369	5,355	212	–	–	42,936
Standardized Approach	3,686	100	93	136	–	4,015
Gross carrying amount	41,055	5,455	305	136	–	46,951
Allowances for credit losses(2)	91	128	133	(11)	–	341
Carrying amount	40,964	5,327	172	147	–	46,610
Credit card						
Excellent	662	–	–	–	–	662
Good	394	–	–	–	–	394
Satisfactory	798	63	–	–	–	861
Special mention	315	209	–	–	–	524
Substandard	38	95	–	–	–	133
Default	–	–	–	–	–	–
IRB Approach	2,207	367	–	–	–	2,574
Standardized Approach	118	–	–	–	–	118
Gross carrying amount	2,325	367	–	–	–	2,692
Allowances for credit losses(2)	37	111	–	–	–	148
Carrying amount	2,288	256	–	–	–	2,544
Business and government(3)						
Excellent	7,218	–	–	–	1,493	8,711
Good	28,608	7	–	–	53	28,668
Satisfactory	34,381	10,846	–	–	146	45,373
Special mention	253	1,746	–	–	–	1,999
Substandard	5	401	–	2	–	408
Default	–	–	493	10	–	503
IRB Approach	70,465	13,000	493	12	1,692	85,662
Standardized Approach	12,280	85	106	19	92	12,582
Gross carrying amount	82,745	13,085	599	31	1,784	98,244
Allowances for credit losses(2)	213	195	219	4	–	631
Carrying amount	82,532	12,890	380	27	1,784	97,613
Total loans and acceptances						
Gross carrying amount	199,776	24,640	1,426	426	14,576	240,844
Allowances for credit losses(2)	403	522	467	(97)	–	1,295
Carrying amount	199,373	24,118	959	523	14,576	239,549

(1) Not subject to expected credit losses.
(2) The allowances for credit losses do not include the amounts related to undrawn commitments reported in the *Other liabilities* item of the Consolidated Balance Sheet.
(3) Includes customers' liability under acceptances.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
71

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 7 – Loans and Allowances for Credit Losses (cont.)

As at October 31, 2023

	Non-impaired loans		Impaired loans		Loans at fair value through profit or loss[1]	
	Stage 1	Stage 2	Stage 3	POCI		Total
Residential mortgage						
Excellent	30,075	13	–	–	–	30,088
Good	17,008	247	–	–	–	17,255
Satisfactory	11,795	4,118	–	–	–	15,913
Special mention	318	773	–	–	–	1,091
Substandard	61	252	–	–	–	313
Default	–	–	66	–	–	66
IRB Approach	59,257	5,403	66	–	–	64,726
Standardized Approach	9,540	218	287	304	11,772	22,121
Gross carrying amount	68,797	5,621	353	304	11,772	86,847
Allowances for credit losses[2]	69	93	87	(95)	–	154
Carrying amount	68,728	5,528	266	399	11,772	86,693
Personal						
Excellent	21,338	120	–	–	–	21,458
Good	7,360	1,665	–	–	–	9,025
Satisfactory	6,497	2,240	–	–	–	8,737
Special mention	1,849	810	–	–	–	2,659
Substandard	29	224	–	–	–	253
Default	–	–	156	–	–	156
IRB Approach	37,073	5,059	156	–	–	42,288
Standardized Approach	3,713	79	71	207	–	4,070
Gross carrying amount	40,786	5,138	227	207	–	46,358
Allowances for credit losses[2]	91	108	87	(15)	–	271
Carrying amount	40,695	5,030	140	222	–	46,087
Credit card						
Excellent	641	–	–	–	–	641
Good	380	1	–	–	–	381
Satisfactory	752	68	–	–	–	820
Special mention	304	210	–	–	–	514
Substandard	37	86	–	–	–	123
Default	–	–	–	–	–	–
IRB Approach	2,114	365	–	–	–	2,479
Standardized Approach	124	–	–	–	–	124
Gross carrying amount	2,238	365	–	–	–	2,603
Allowances for credit losses[2]	33	106	–	–	–	139
Carrying amount	2,205	259	–	–	–	2,464
Business and government[3]						
Excellent	7,785	–	–	–	1,113	8,898
Good	28,525	16	–	–	53	28,594
Satisfactory	32,095	8,400	–	2	140	40,637
Special mention	215	1,790	–	–	–	2,005
Substandard	27	290	–	–	–	317
Default	–	–	397	–	–	397
IRB Approach	68,647	10,496	397	2	1,306	80,848
Standardized Approach	9,774	57	47	47	46	9,971
Gross carrying amount	78,421	10,553	444	49	1,352	90,819
Allowances for credit losses[2]	182	194	244	–	–	620
Carrying amount	78,239	10,359	200	49	1,352	90,199
Total loans and acceptances						
Gross carrying amount	190,242	21,677	1,024	560	13,124	226,627
Allowances for credit losses[2]	375	501	418	(110)	–	1,184
Carrying amount	189,867	21,176	606	670	13,124	225,443

(1) Not subject to expected credit losses.
(2) The allowances for credit losses do not include the amounts related to undrawn commitments reported in the *Other liabilities* item of the Consolidated Balance Sheet.
(3) Includes customers' liability under acceptances.

National Bank of Canada
Report to Shareholders, Third Quarter 2024 | 72

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

The following table presents the credit risk exposures of off-balance-sheet commitments as at July 31, 2024 and as at October 31, 2023 according to credit quality and ECL impairment stage.

	As at July 31, 2024				As at October 31, 2023			
	Stage 1	Stage 2	Stage 3	Total	Stage 1	Stage 2	Stage 3	Total
Off-balance-sheet commitments(1)								
Retail								
Excellent	16,455	118	–	16,573	16,648	67	–	16,715
Good	3,497	439	–	3,936	3,485	467	–	3,952
Satisfactory	1,328	270	–	1,598	1,268	285	–	1,553
Special mention	244	108	–	352	239	93	–	332
Substandard	17	23	–	40	17	15	–	32
Default	–	–	2	2	–	–	2	2
Non-retail								
Excellent	13,999	–	–	13,999	14,117	–	–	14,117
Good	21,370	–	–	21,370	21,082	–	–	21,082
Satisfactory	15,265	5,827	–	21,092	12,258	4,354	–	16,612
Special mention	20	241	–	261	17	248	–	265
Substandard	55	68	–	123	19	33	–	52
Default	–	–	21	21	–	–	10	10
IRB Approach	72,250	7,094	23	79,367	69,150	5,562	12	74,724
Standardized Approach	17,919	–	–	17,919	18,172	–	–	18,172
Total exposure	90,169	7,094	23	97,286	87,322	5,562	12	92,896
Allowances for credit losses	143	61	–	204	116	60	–	176
Total exposure, net of allowances	90,026	7,033	23	97,082	87,206	5,502	12	92,720

(1) Represent letters of guarantee and documentary letters of credit, undrawn commitments, and backstop liquidity and credit enhancement facilities.

Loans Past Due But Not Impaired(1)

	As at July 31, 2024				As at October 31, 2023			
	Residential mortgage	Personal	Credit card	Business and government(2)	Residential mortgage	Personal	Credit card	Business and government(2)
Past due but not impaired								
31 to 60 days	218	100	30	54	139	102	27	38
61 to 90 days	88	45	15	43	58	65	14	21
Over 90 days(3)	–	–	34	–	–	–	30	–
	306	145	79	97	197	167	71	59

(1) Loans less than 31 days past due are not presented as they are not considered past due from an administrative standpoint.
(2) Includes customers' liability under acceptances.
(3) All loans more than 90 days past due, except for credit card receivables, are considered impaired (Stage 3).

Impaired Loans

	As at July 31, 2024			As at October 31, 2023		
	Gross	Allowances for credit losses	Net	Gross	Allowances for credit losses	Net
Loans – Stage 3						
Residential mortgage	522	115	407	353	87	266
Personal	305	133	172	227	87	140
Credit card(1)	–	–	–	–	–	–
Business and government(2)	599	219	380	444	244	200
	1,426	467	959	1,024	418	606
Loans – POCI	426	(97)	523	560	(110)	670
	1,852	370	1,482	1,584	308	1,276

(1) Credit card receivables are considered impaired, at the latest, when payment is 180 days past due, and they are written off at that time.
(2) Includes customers' liability under acceptances.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
73

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 7 – Loans and Allowances for Credit Losses (cont.)

Allowances for Credit Losses

The following tables present a reconciliation of the allowances for credit losses by Consolidated Balance Sheet item and by type of off-balance-sheet commitment.

	Quarter ended July 31, 2024					
	Allowances for credit losses as at April 30, 2024	Provisions for credit losses	Write-offs(1)	Disposals	Recoveries and other	Allowances for credit losses as at July 31, 2024
Balance sheet						
Cash and deposits with financial institutions(2)(3)	8	1	–	–	–	9
Securities(3)						
At fair value through other comprehensive income(4)	3	–	–	–	–	3
At amortized cost(2)	3	–	–	–	–	3
Securities purchased under reverse repurchase agreements and securities borrowed(2)(3)	–	–	–	–	–	–
Loans(5)						
Residential mortgage	172	4	(1)	–	–	175
Personal	321	49	(33)	–	4	341
Credit card	143	29	(29)	–	5	148
Business and government	535	96	(4)	–	2	629
Customers' liability under acceptances	40	(38)	–	–	–	2
	1,211	140	(67)	–	11	1,295
Other assets(2)(3)	–	–	–	–	–	–
Off-balance-sheet commitments(6)						
Letters of guarantee and documentary letters of credit	18	1	–	–	–	19
Undrawn commitments	172	7	–	–	–	179
Backstop liquidity and credit enhancement facilities	6	–	–	–	–	6
	196	8	–	–	–	204
	1,421	149	(67)	–	11	1,514

	Quarter ended July 31, 2023					
	Allowances for credit losses as at April 30, 2023	Provisions for credit losses	Write-offs(1)	Disposals	Recoveries and other	Allowances for credit losses as at July 31, 2023
Balance sheet						
Cash and deposits with financial institutions(2)(3)	7	2	–	–	–	9
Securities(3)						
At fair value through other comprehensive income(4)	2	1	–	–	–	3
At amortized cost(2)	8	–	–	–	–	8
Securities purchased under reverse repurchase agreements and securities borrowed(2)(3)	–	–	–	–	–	–
Loans(5)						
Residential mortgage	141	4	–	–	(1)	144
Personal	262	32	(29)	–	4	269
Credit card	134	17	(22)	–	4	133
Business and government	495	34	(4)	–	(1)	524
Customers' liability under acceptances	38	12	–	–	–	50
	1,070	99	(55)	–	6	1,120
Other assets(2)(3)	–	–	–	–	–	–
Off-balance-sheet commitments(6)						
Letters of guarantee and documentary letters of credit	11	2	–	–	–	13
Undrawn commitments	131	6	–	–	–	137
Backstop liquidity and credit enhancement facilities	6	1	–	–	–	7
	148	9	–	–	–	157
	1,235	111	(55)	–	6	1,297

(1) The contractual amount outstanding on financial assets that were written off during the quarter ended July 31, 2024 and that are still subject to enforcement activity was $45 million ($31 million for the quarter ended July 31, 2023).
(2) These financial assets are presented net of the allowances for credit losses on the Consolidated Balance Sheet.
(3) As at July 31, 2024 and 2023, these financial assets were mainly classified in Stage 1 and their credit quality fell mostly within the *Excellent* category.
(4) The allowances for credit losses are reported in the *Accumulated other comprehensive income* item of the Consolidated Balance Sheet.
(5) The allowances for credit losses are reported in the *Allowances for credit losses* item of the Consolidated Balance Sheet.
(6) The allowances for credit losses are reported in the *Other liabilities* item of the Consolidated Balance Sheet.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
74

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

	Nine months ended July 31, 2024					
	Allowances for credit losses as at October 31, 2023	Provisions for credit losses	Write-offs[1]	Disposals	Recoveries and other	Allowances for credit losses as at July 31, 2024
Balance sheet						
Cash and deposits with financial institutions[2][3]	10	(1)	–	–	–	9
Securities[3]						
At fair value through other comprehensive income[4]	3	–	–	–	–	3
At amortized cost[2]	4	(1)	–	–	–	3
Securities purchased under reverse repurchase agreements and securities borrowed[2][3]	–	–	–	–	–	–
Loans[5]						
Residential mortgage	154	25	(2)	(2)	–	175
Personal	271	146	(86)	–	10	341
Credit card	139	79	(82)	–	12	148
Business and government	567	182	(137)	–	17	629
Customers' liability under acceptances	53	(51)	–	–	–	2
	1,184	381	(307)	(2)	39	1,295
Other assets[2][3]	–	–	–	–	–	–
Off-balance-sheet commitments[6]						
Letters of guarantee and documentary letters of credit	16	3	–	–	–	19
Undrawn commitments	152	27	–	–	–	179
Backstop liquidity and credit enhancement facilities	8	(2)	–	–	–	6
	176	28	–	–	–	204
	1,377	407	(307)	(2)	39	1,514

	Nine months ended July 31, 2023					
	Allowances for credit losses as at October 31, 2022	Provisions for credit losses	Write-offs[1]	Disposals	Recoveries and other	Allowances for credit losses as at July 31, 2023
Balance sheet						
Cash and deposits with financial institutions[2][3]	5	4	–	–	–	9
Securities[3]						
At fair value through other comprehensive income[4]	2	1	–	–	–	3
At amortized cost[2]	7	1	–	–	–	8
Securities purchased under reverse repurchase agreements and securities borrowed[2][3]	–	–	–	–	–	–
Loans[5]						
Residential mortgage	118	29	(1)	–	(2)	144
Personal	239	84	(66)	–	12	269
Credit card	126	56	(60)	–	11	133
Business and government	418	116	(12)	–	2	524
Customers' liability under acceptances	54	(4)	–	–	–	50
	955	281	(139)	–	23	1,120
Other assets[2][3]	–	–	–	–	–	–
Off-balance-sheet commitments[6]						
Letters of guarantee and documentary letters of credit	13	–	–	–	–	13
Undrawn commitments	143	(6)	–	–	–	137
Backstop liquidity and credit enhancement facilities	6	1	–	–	–	7
	162	(5)	–	–	–	157
	1,131	282	(139)	–	23	1,297

(1) The contractual amount outstanding on financial assets that were written off during the nine-month period ended July 31, 2024 and that are still subject to enforcement activity was $121 million ($83 million for the nine-month period ended July 31, 2023).
(2) These financial assets are presented net of the allowances for credit losses on the Consolidated Balance Sheet.
(3) As at July 31, 2024 and 2023, these financial assets were mainly classified in Stage 1 and their credit quality fell mostly within the *Excellent* category.
(4) The allowances for credit losses are reported in the *Accumulated other comprehensive income* item of the Consolidated Balance Sheet.
(5) The allowances for credit losses are reported in the *Allowances for credit losses* item of the Consolidated Balance Sheet.
(6) The allowances for credit losses are reported in the *Other liabilities* item of the Consolidated Balance Sheet.

National Bank of Canada
Report to Shareholders, Third Quarter 2024 | 75

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 7 – Loans and Allowances for Credit Losses (cont.)

The following tables present a reconciliation of allowances for credit losses for each loan category at amortized cost according to ECL impairment stage.

	Quarter ended July 31, 2024					Quarter ended July 31, 2023				
	Allowances for credit losses on non-impaired loans		Allowances for credit losses on impaired loans			Allowances for credit losses on non-impaired loans		Allowances for credit losses on impaired loans		
	Stage 1	Stage 2	Stage 3	POCI[1]	Total	Stage 1	Stage 2	Stage 3	POCI[1]	Total
Residential mortgage										
Balance at beginning	70	87	105	(90)	172	64	81	63	(67)	141
Originations or purchases	4	–	–	–	4	5	–	–	–	5
Transfers[2]:										
to Stage 1	15	(13)	(2)	–	–	17	(17)	–	–	–
to Stage 2	(2)	9	(7)	–	–	(3)	5	(2)	–	–
to Stage 3	–	(5)	5	–	–	(1)	(7)	8	–	–
Net remeasurement of loss allowances[3]	(23)	12	17	–	6	(12)	20	7	(14)	1
Derecognitions[4]	(2)	(2)	(2)	–	(6)	(1)	(2)	(1)	–	(4)
Changes to models	–	–	–	–	–	(5)	7	–	–	2
Provisions for credit losses	(8)	1	11	–	4	–	6	12	(14)	4
Write-offs	–	–	(1)	–	(1)	–	–	–	–	–
Disposals	–	–	–	–	–	–	–	–	–	–
Recoveries	–	–	1	–	1	–	–	1	–	1
Foreign exchange movements and other	–	–	(1)	–	(1)	(1)	(1)	(2)	2	(2)
Balance at end	62	88	115	(90)	175	63	86	74	(79)	144
Includes:										
Amounts drawn	62	88	115	(90)	175	63	86	74	(79)	144
Undrawn commitments[5]	–	–	–	–	–	–	–	–	–	–
Personal										
Balance at beginning	97	128	119	(12)	332	82	114	83	(10)	269
Originations or purchases	13	–	–	–	13	16	–	–	–	16
Transfers[2]:										
to Stage 1	32	(29)	(3)	–	–	24	(21)	(3)	–	–
to Stage 2	(7)	9	(2)	–	–	(7)	9	(2)	–	–
to Stage 3	–	(19)	19	–	–	(1)	(29)	30	–	–
Net remeasurement of loss allowances[3]	(35)	46	32	1	44	(19)	38	2	2	23
Derecognitions[4]	(3)	(3)	(2)	–	(8)	(3)	(5)	(1)	–	(9)
Changes to models	–	–	–	–	–	–	3	–	–	3
Provisions for credit losses	–	4	44	1	49	10	(5)	26	2	33
Write-offs	–	–	(33)	–	(33)	–	–	(29)	–	(29)
Disposals	–	–	–	–	–	–	–	–	–	–
Recoveries	–	–	4	–	4	–	–	6	–	6
Foreign exchange movements and other	–	1	(1)	–	–	(1)	–	(1)	–	(2)
Balance at end	97	133	133	(11)	352	91	109	85	(8)	277
Includes:										
Amounts drawn	91	128	133	(11)	341	88	104	85	(8)	269
Undrawn commitments[5]	6	5	–	–	11	3	5	–	–	8

(1) No POCI loans were acquired during the quarter ended July 31, 2024 (the total amount of undiscounted initially expected credit losses on the POCI loans acquired during the quarter ended July 31, 2023 was $34 million). The expected credit losses reflected in the purchase price have been discounted.
(2) Represent stage transfers deemed to have taken place at the beginning of the quarter in which the transfer occurred.
(3) Includes the net remeasurement of loss allowances (after transfers) attributable mainly to changes in volumes and in the credit quality of existing loans as well as to changes in risk parameters.
(4) Represent reversals to loss allowances arising from full loan repayments (excluding write-offs and disposals).
(5) The allowances for credit losses on undrawn commitments are reported in the *Other liabilities* item of the Consolidated Balance Sheet.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
76

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

	Quarter ended July 31, 2024					Quarter ended July 31, 2023				
	Allowances for credit losses on non-impaired loans		Allowances for credit losses on impaired loans			Allowances for credit losses on non-impaired loans		Allowances for credit losses on impaired loans		
	Stage 1	Stage 2	Stage 3	POCI(1)	Total	Stage 1	Stage 2	Stage 3	POCI(1)	Total
Credit card										
Balance at beginning	58	131	–	–	189	57	121	–	–	178
Originations or purchases	3	–	–	–	3	3	–	–	–	3
Transfers(2):										
to Stage 1	30	(30)	–	–	–	27	(27)	–	–	–
to Stage 2	(5)	5	–	–	–	(5)	5	–	–	–
to Stage 3	–	(12)	12	–	–	–	(9)	9	–	–
Net remeasurement of loss allowances(3)	(25)	38	12	–	25	(24)	34	9	–	19
Derecognitions(4)	(1)	–	–	–	(1)	–	(1)	–	–	(1)
Changes to models	2	4	–	–	6	–	–	–	–	–
Provisions for credit losses	4	5	24	–	33	1	2	18	–	21
Write-offs	–	–	(29)	–	(29)	–	–	(22)	–	(22)
Disposals	–	–	–	–	–	–	–	–	–	–
Recoveries	–	–	5	–	5	–	–	4	–	4
Foreign exchange movements and other	–	–	–	–	–	–	–	–	–	–
Balance at end	62	136	–	–	198	58	123	–	–	181
Includes:										
Amounts drawn	37	111	–	–	148	31	102	–	–	133
Undrawn commitments(5)	25	25	–	–	50	27	21	–	–	48
Business and government(6)										
Balance at beginning	287	221	179	3	690	218	204	191	–	613
Originations or purchases	39	–	–	–	39	19	–	–	–	19
Transfers(2):										
to Stage 1	25	(24)	(1)	–	–	6	(6)	–	–	–
to Stage 2	(17)	18	(1)	–	–	(7)	8	(1)	–	–
to Stage 3	(1)	(1)	2	–	–	–	(2)	2	–	–
Net remeasurement of loss allowances(3)	(19)	14	45	1	41	(2)	9	28	–	35
Derecognitions(4)	(10)	(7)	(2)	–	(19)	(4)	(3)	–	–	(7)
Changes to models	–	–	–	–	–	–	–	–	–	–
Provisions for credit losses	17	–	43	1	61	12	6	29	–	47
Write-offs	–	–	(4)	–	(4)	–	–	(4)	–	(4)
Disposals	–	–	–	–	–	–	–	–	–	–
Recoveries	–	–	2	–	2	–	–	–	–	–
Foreign exchange movements and other	1	–	(1)	–	–	–	(1)	–	–	(1)
Balance at end	305	221	219	4	749	230	209	216	–	655
Includes:										
Amounts drawn	213	195	219	4	631	174	184	216	–	574
Undrawn commitments(5)	92	26	–	–	118	56	25	–	–	81
Total allowances for credit losses at end(7)	526	578	467	(97)	1,474	442	527	375	(87)	1,257
Includes:										
Amounts drawn	403	522	467	(97)	1,295	356	476	375	(87)	1,120
Undrawn commitments(5)	123	56	–	–	179	86	51	–	–	137

(1) No POCI loans were acquired during the quarter ended July 31, 2024 (the total amount of undiscounted initially expected credit losses on the POCI loans acquired during the quarter ended July 31, 2023 was $34 million). The expected credit losses reflected in the purchase price have been discounted.
(2) Represent stage transfers deemed to have taken place at the beginning of the quarter in which the transfer occurred.
(3) Includes the net remeasurement of loss allowances (after transfers) attributable mainly to changes in volumes and in the credit quality of existing loans as well as to changes in risk parameters.
(4) Represent reversals to loss allowances arising from full loan repayments (excluding write-offs and disposals).
(5) The allowances for credit losses on undrawn commitments are reported in the *Other liabilities* item of the Consolidated Balance Sheet.
(6) Includes customers' liability under acceptances.
(7) Excludes allowances for credit losses on other financial assets at amortized cost and on off-balance-sheet commitments other than undrawn commitments.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
77

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 7 – Loans and Allowances for Credit Losses (cont.)

	Nine months ended July 31, 2024					Nine months ended July 31, 2023				
	Allowances for credit losses on non-impaired loans		Allowances for credit losses on impaired loans			Allowances for credit losses on non-impaired loans		Allowances for credit losses on impaired loans		
	Stage 1	Stage 2	Stage 3	POCI[1]	Total	Stage 1	Stage 2	Stage 3	POCI[1]	Total
Residential mortgage										
Balance at beginning	69	93	87	(95)	154	53	80	61	(76)	118
Originations or purchases	10	–	–	–	10	13	–	–	–	13
Transfers[2]:										
to Stage 1	47	(41)	(6)	–	–	38	(35)	(3)	–	–
to Stage 2	(7)	23	(16)	–	–	(9)	23	(14)	–	–
to Stage 3	–	(22)	22	–	–	(1)	(21)	22	–	–
Net remeasurement of loss allowances[3]	(47)	52	30	5	40	(21)	41	15	(6)	29
Derecognitions[4]	(6)	(5)	(8)	–	(19)	(4)	(7)	(4)	–	(15)
Changes to models	(2)	(12)	8	–	(6)	(5)	7	–	–	2
Provisions for credit losses	(5)	(5)	30	5	25	11	8	16	(6)	29
Write-offs	–	–	(2)	–	(2)	–	–	(1)	–	(1)
Disposals	(2)	–	–	–	(2)	–	–	–	–	–
Recoveries	–	–	1	–	1	–	–	1	–	1
Foreign exchange movements and other	–	–	(1)	–	(1)	(1)	(2)	(3)	3	(3)
Balance at end	62	88	115	(90)	175	63	86	74	(79)	144
Includes:										
Amounts drawn	62	88	115	(90)	175	63	86	74	(79)	144
Undrawn commitments[5]	–	–	–	–	–	–	–	–	–	–
Personal										
Balance at beginning	95	114	87	(15)	281	70	117	75	(16)	246
Originations or purchases	26	–	–	–	26	33	–	–	–	33
Transfers[2]:										
to Stage 1	75	(67)	(8)	–	–	72	(66)	(6)	–	–
to Stage 2	(19)	24	(5)	–	–	(14)	18	(4)	–	–
to Stage 3	(1)	(56)	57	–	–	(1)	(55)	56	–	–
Net remeasurement of loss allowances[3]	(71)	129	80	3	141	(62)	106	20	8	72
Derecognitions[4]	(8)	(10)	(4)	–	(22)	(7)	(14)	(3)	–	(24)
Changes to models	–	(1)	3	–	2	1	3	–	–	4
Provisions for credit losses	2	19	123	3	147	22	(8)	63	8	85
Write-offs	–	–	(86)	–	(86)	–	–	(66)	–	(66)
Disposals	–	–	–	–	–	–	–	–	–	–
Recoveries	–	–	12	–	12	–	–	15	–	15
Foreign exchange movements and other	–	–	(3)	1	(2)	(1)	–	(2)	–	(3)
Balance at end	97	133	133	(11)	352	91	109	85	(8)	277
Includes:										
Amounts drawn	91	128	133	(11)	341	88	104	85	(8)	269
Undrawn commitments[5]	6	5	–	–	11	3	5	–	–	8

(1) No POCI loans were acquired during the nine-month period ended July 31, 2024 (the total amount of undiscounted initially expected credit losses on the POCI loans acquired during the nine-month period ended July 31, 2023 was $34 million). The expected credit losses reflected in the purchase price have been discounted.
(2) Represent stage transfers deemed to have taken place at the beginning of the quarter in which the transfer occurred.
(3) Includes the net remeasurement of loss allowances (after transfers) attributable mainly to changes in volumes and in the credit quality of existing loans as well as to changes in risk parameters.
(4) Represent reversals to loss allowances arising from full loan repayments (excluding write-offs and disposals).
(5) The allowances for credit losses on undrawn commitments are reported in the *Other liabilities* item of the Consolidated Balance Sheet.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
78

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

	Nine months ended July 31, 2024					Nine months ended July 31, 2023				
	Allowances for credit losses on non-impaired loans		Allowances for credit losses on impaired loans			Allowances for credit losses on non-impaired loans		Allowances for credit losses on impaired loans		
	Stage 1	Stage 2	Stage 3	POCI[1]	Total	Stage 1	Stage 2	Stage 3	POCI[1]	Total
Credit card										
Balance at beginning	59	127	–	–	186	53	112	–	–	165
Originations or purchases	8	–	–	–	8	8	–	–	–	8
Transfers[2]:										
to Stage 1	85	(85)	–	–	–	74	(74)	–	–	–
to Stage 2	(15)	15	–	–	–	(13)	13	–	–	–
to Stage 3	(1)	(33)	34	–	–	–	(25)	25	–	–
Net remeasurement of loss allowances[3]	(74)	109	36	–	71	(62)	99	24	–	61
Derecognitions[4]	(2)	(1)	–	–	(3)	(2)	(2)	–	–	(4)
Changes to models	2	4	–	–	6	–	–	–	–	–
Provisions for credit losses	3	9	70	–	82	5	11	49	–	65
Write-offs	–	–	(82)	–	(82)	–	–	(60)	–	(60)
Disposals	–	–	–	–	–	–	–	–	–	–
Recoveries	–	–	12	–	12	–	–	11	–	11
Foreign exchange movements and other	–	–	–	–	–	–	–	–	–	–
Balance at end	62	136	–	–	198	58	123	–	–	181
Includes:										
Amounts drawn	37	111	–	–	148	31	102	–	–	133
Undrawn commitments[5]	25	25	–	–	50	27	21	–	–	48
Business and government[6]										
Balance at beginning	251	220	244	–	715	177	195	197	–	569
Originations or purchases	106	–	–	–	106	65	–	–	–	65
Transfers[2]:										
to Stage 1	43	(41)	(2)	–	–	38	(38)	–	–	–
to Stage 2	(40)	45	(5)	–	–	(18)	22	(4)	–	–
to Stage 3	(1)	(9)	10	–	–	–	(4)	4	–	–
Net remeasurement of loss allowances[3]	(23)	33	112	(13)	109	(17)	57	33	–	73
Derecognitions[4]	(31)	(22)	(4)	–	(57)	(14)	(22)	(4)	–	(40)
Changes to models	–	(5)	1	–	(4)	(1)	(1)	–	–	(2)
Provisions for credit losses	54	1	112	(13)	154	53	14	29	–	96
Write-offs	–	–	(137)	–	(137)	–	–	(12)	–	(12)
Disposals	–	–	–	–	–	–	–	–	–	–
Recoveries	–	–	3	17	20	–	–	3	–	3
Foreign exchange movements and other	–	–	(3)	–	(3)	–	–	(1)	–	(1)
Balance at end	305	221	219	4	749	230	209	216	–	655
Includes:										
Amounts drawn	213	195	219	4	631	174	184	216	–	574
Undrawn commitments[5]	92	26	–	–	118	56	25	–	–	81
Total allowances for credit losses at end[7]	526	578	467	(97)	1,474	442	527	375	(87)	1,257
Includes:										
Amounts drawn	403	522	467	(97)	1,295	356	476	375	(87)	1,120
Undrawn commitments[5]	123	56	–	–	179	86	51	–	–	137

(1) No POCI loans were acquired during the nine-month period ended July 31, 2024 (the total amount of undiscounted initially expected credit losses on the POCI loans acquired during the nine-month period ended July 31, 2023 was $34 million). The expected credit losses reflected in the purchase price have been discounted.
(2) Represent stage transfers deemed to have taken place at the beginning of the quarter in which the transfer occurred.
(3) Includes the net remeasurement of loss allowances (after transfers) attributable mainly to changes in volumes and in the credit quality of existing loans as well as to changes in risk parameters.
(4) Represent reversals to loss allowances arising from full loan repayments (excluding write-offs and disposals).
(5) The allowances for credit losses on undrawn commitments are reported in the *Other liabilities* item of the Consolidated Balance Sheet.
(6) Includes customers' liability under acceptances.
(7) Excludes allowances for credit losses on other financial assets at amortized cost and on off-balance-sheet commitments other than undrawn commitments.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
79

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 7 – Loans and Allowances for Credit Losses (cont.)

Main Macroeconomic Factors

The following tables show the main macroeconomic factors used to estimate the allowances for credit losses on loans. For each scenario, namely, the base scenario, upside scenario, and downside scenario, the average values of the macroeconomic factors over the next 12 months (used for Stage 1 credit loss calculations) and over the remaining forecast period (used for Stage 2 credit loss calculations) are presented.

						As at July 31, 2024
	Base scenario		Upside scenario		Downside scenario	
	Next 12 months	Remaining forecast period	Next 12 months	Remaining forecast period	Next 12 months	Remaining forecast period
Macroeconomic factors[1]						
GDP growth[2]	0.9 %	1.8 %	1.4 %	2.0 %	(5.1) %	2.6 %
Unemployment rate	6.8 %	6.5 %	6.5 %	5.8 %	8.4 %	7.7 %
Housing price index growth[2]	2.1 %	2.6 %	7.7 %	2.4 %	(13.9) %	0.3 %
BBB spread[3]	2.0 %	1.6 %	1.4 %	1.4 %	3.1 %	2.3 %
S&P/TSX growth[2][4]	(8.3) %	2.9 %	4.0 %	3.0 %	(25.6) %	5.5 %
WTI oil price[5] *(US$ per barrel)*	76	80	94	89	47	58

						As at April 30, 2024
	Base scenario		Upside scenario		Downside scenario	
	Next 12 months	Remaining forecast period	Next 12 months	Remaining forecast period	Next 12 months	Remaining forecast period
Macroeconomic factors[1]						
GDP growth[2]	0.3 %	1.9 %	1.0 %	1.9 %	(5.1) %	2.6 %
Unemployment rate	6.8 %	6.6 %	6.2 %	5.9 %	8.1 %	7.6 %
Housing price index growth[2]	2.8 %	2.6 %	7.7 %	2.4 %	(13.9) %	0.3 %
BBB spread[3]	2.2 %	1.9 %	1.6 %	1.6 %	3.1 %	2.3 %
S&P/TSX growth[2][4]	(8.6) %	3.1 %	4.0 %	3.0 %	(25.6) %	5.5 %
WTI oil price[5] *(US$ per barrel)*	78	80	90	85	45	56

						As at October 31, 2023
	Base scenario		Upside scenario		Downside scenario	
	Next 12 months	Remaining forecast period	Next 12 months	Remaining forecast period	Next 12 months	Remaining forecast period
Macroeconomic factors[1]						
GDP growth[2]	– %	1.7 %	0.4 %	1.9 %	(4.9) %	2.6 %
Unemployment rate	6.3 %	6.5 %	5.9 %	5.9 %	7.7 %	7.2 %
Housing price index growth[2]	(1.1) %	1.9 %	2.5 %	2.4 %	(13.9) %	0.3 %
BBB spread[3]	2.4 %	2.1 %	1.9 %	1.8 %	3.1 %	2.3 %
S&P/TSX growth[2][4]	(10.0) %	3.7 %	4.0 %	3.0 %	(25.6) %	5.5 %
WTI oil price[5] *(US$ per barrel)*	77	80	91	86	46	56

(1) All macroeconomic factors are based on the Canadian economy unless otherwise indicated.
(2) Growth rate is annualized.
(3) Yield on corporate BBB bonds less yield on Canadian federal government bonds with 10-year maturity.
(4) Main stock index in Canada.
(5) The West Texas Intermediate (WTI) index is commonly used as a benchmark for the price of oil.

The main macroeconomic factors used for the personal credit portfolio are unemployment rate and growth in the housing price index, based on the economy of Canada or Quebec. The main macroeconomic factors used for the business and government credit portfolio are unemployment rate, spread on corporate BBB bonds, S&P/TSX growth, and WTI oil price. An increase in unemployment rate or BBB spread will generally lead to higher allowances for credit losses, whereas an increase in the other macroeconomic factors (GDP, S&P/TSX, housing price index, and WTI oil price) will generally lead to lower allowances for credit losses.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
80

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

During the quarter ended July 31, 2024, the macroeconomic outlook remained essentially unchanged and uncertainty remains high.

In Canada, the central bank started to lower the policy rate this summer, signalling its desire to ease the degree of restrictive monetary policy. This decision comes at a good time, as the economic environment is deteriorating with the unemployment rate rising and hiring falling short of demographic growth. Many signs are showing that businesses are overstaffed, and only 15% of them are indicating labour shortages, which is a level that compares to past recessions. We expect interest rates to be reduced by an additional 150 basis points in the next four quarters, and economic growth is expected to be 0.7% in 2024 and 1.2% in 2025, which could lead to an unemployment rate of close to 7% by year's end. In the United States, the U.S. Federal Reserve (Fed) has indicated that it may soon pay more attention to the labour market as inflation nears its target, suggesting more flexibility to adjust the policy rate. Although such flexibility is positive and would enable the Fed to start making rate cuts, we do not believe they will be sufficient to avoid an economic slowdown. In the base scenario, Canada's unemployment rate stands at 6.9% after 12 months, up 0.7 percentage points. Despite a slight deterioration in the labour market, real estate prices continue to trend slightly upward as a result of the housing shortage, which is being exacerbated by a demographic boom. Consequently, housing prices rise 2.1% year over year. The S&P/TSX sits at 20,261 points after one year, and the price of oil hovers around US$76.

In the upside scenario, an easing of geopolitical tensions boosts confidence. Inflation continues to subside, as central bankers have managed to curb it without having caused significant damage to the economy. The Canadian and U.S. governments continue to expand spending, offsetting the effects of restrictive monetary policies. With the labour market holding up, consumer spending remains relatively resilient. Housing prices rise against a backdrop of strong demographic growth. After one year, the unemployment rate is more favourable than in the base scenario (five-tenths lower). Housing prices rise 7.7%, the S&P/TSX is at 22,965 points after one year, and the price of oil hovers around US$93.

In the downside scenario, central bankers have underestimated the impact of their simultaneous tightening measures, and the global economy sinks into a recession, as a decrease in demand is reflected in reduced investment by businesses, which also carry out significant layoffs. Given budgetary constraints, governments cannot support households and businesses as they did during the pandemic. The geopolitical situation continues to cause concern, with the risk of conflicts escalating. After 12 months, an economic contraction pushes the unemployment rate to 9.2%. Housing prices fall sharply (-13.9%). The S&P/TSX sits at 16,431 points after one year, and the price of oil hovers around US$41.

Given the uncertainty surrounding key inputs used to measure credit losses, the Bank has applied expert credit judgment to adjust the modelled expected credit loss results.

Sensitivity Analysis of Allowances for Credit Losses on Non-Impaired Loans

Scenarios
The following table shows a comparison of the Bank's allowances for credit losses on non-impaired loans (Stages 1 and 2) as at July 31, 2024 based on the probability weightings of three scenarios with allowances for credit losses resulting from simulations of each scenario weighted at 100%.

	Allowances for credit losses on non-impaired loans
Balance as at July 31, 2024	**1,104**
Simulations	
100% upside scenario	**729**
100% base scenario	**862**
100% downside scenario	**1,434**

National Bank of Canada
Report to Shareholders, Third Quarter 2024 | 81

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 8 – Other Assets

	As at July 31, 2024	As at October 31, 2023[1]
Receivables, prepaid expenses and other items	3,342	3,118
Interest and dividends receivable	1,775	1,605
Due from clients, dealers and brokers	1,007	538
Defined benefit asset	607	356
Deferred tax assets	665	666
Current tax assets	686	925
Reinsurance assets	25	16
Insurance assets	30	20
Commodities[2]	520	544
	8,657	7,788

(1) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.
(2) Commodities are recorded at fair value based on quoted prices in active markets and are classified in Level 1 of the fair value measurement hierarchy.

Note 9 – Deposits

				As at July 31, 2024	As at October 31, 2023
	On demand[1]	After notice[2]	Fixed term[3]	Total	Total
Personal	4,841	37,647	51,698	94,186	87,883
Business and government[4]	67,101	26,322	127,492	220,915	197,328
Deposit-taking institutions	2,363	106	3,017	5,486	2,962
	74,305	64,075	182,207	320,587	288,173

(1) Demand deposits are deposits for which the Bank does not have the right to require a notice of withdrawal and consist essentially of deposits in chequing accounts.
(2) Notice deposits are deposits for which the Bank may legally require a notice of withdrawal and consist mainly of deposits in savings accounts.
(3) Fixed-term deposits are deposits that can be withdrawn by the holder on a specified date and include term deposits, guaranteed investment certificates, savings accounts and plans, covered bonds, and other similar instruments.
(4) As at July 31, 2024, business and government on demand deposits included $1.0 billion in subscription receipts issued as part of the agreement to acquire Canadian Western Bank (CWB). For additional information, see Note 11.

The *Deposits – Business and government* item includes, among other items, covered bonds for which the balance was $10.1 billion as at July 31, 2024 ($10.9 billion as at October 31, 2023). During the nine-month period ended July 31, 2024, an amount of 750 million euros in covered bonds came to maturity (the Bank issued 280 million Swiss francs and 1.0 billion euros in covered bonds, and 750 million euros in covered bonds came to maturity during the nine-month period ended July 31, 2023). For additional information on covered bonds, see Note 27 to the audited annual consolidated financial statements for the year ended October 31, 2023.

In addition, as at July 31, 2024, the *Deposits – Business and government* item also includes deposits of $22.4 billion ($17.7 billion as at October 31, 2023) that are subject to the bank bail-in conversion regulations issued by the Government of Canada. These regulations provide certain powers to the Canada Deposit Insurance Corporation (CDIC), notably the power to convert certain eligible Bank shares and liabilities into common shares should the Bank become non-viable.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
82

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 10 – Other Liabilities

	As at July 31, 2024	As at October 31, 2023[1]
Accounts payable and accrued expenses	2,887	2,458
Subsidiaries' debts to third parties	299	224
Interest and dividends payable	2,283	2,022
Lease liabilities	477	517
Due to clients, dealers and brokers	965	669
Defined benefit liability	99	94
Allowances for credit losses – Off-balance-sheet commitments (Note 7)	204	176
Deferred tax liabilities	56	28
Current tax liabilities	129	204
Insurance liabilities	24	8
Other items[2][3][4]	898	1,016
	8,321	7,416

(1) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.
(2) As at July 31, 2024, *Other items* included $10 million in litigation provisions ($42 million as at October 31, 2023).
(3) As at July 31, 2024, *Other items* included $21 million in provisions for onerous contracts ($31 million as at October 31, 2023).
(4) As at July 31, 2024, *Other items* included the financial liability resulting from put options written to non-controlling interests of Flinks Technology Inc. (Flinks) for an amount of $12 million ($23 million as at October 31, 2023).

Note 11 – Subscription Receipts

In connection with the CWB transaction, the Bank distributed an aggregate of 9,262,500 subscription receipts at a price of $112.30 per subscription receipt pursuant to a public offering (the Public Offering) and concurrent private placement (the Concurrent Private Placement) for a total amount of $1.0 billion.

Pursuant to the Public Offering, on June 14, 2024, the Bank issued and sold 4,453,000 subscription receipts at a price of $112.30 for total gross proceeds of approximately $500 million. The Public Offering was underwritten on a bought-deal basis by a syndicate of underwriters (the Underwriters). On July 17, 2024, the Bank issued and sold 178,250 additional subscription receipts pursuant to the partial exercise of the Underwriters' over-allotment option. Pursuant to the Concurrent Private Placement, on June 14, 2024, the Bank issued and sold 4,453,000 subscription receipts at a price of $112.30 per subscription receipt to an affiliate of Caisse de dépôt et placement du Québec (CDPQ) for gross proceeds of approximately $500 million. On July 17, 2024, the Bank issued and sold 178,250 additional subscription receipts to an affiliate of CDPQ pursuant to CDPQ's option to purchase additional subscription receipts to maintain its pro-rata ownership.

Each subscription receipt entitles the holder thereof to receive automatically upon closing of the CWB transaction, without any action on the part of the holder and without payment of additional consideration, (i) one common share of National Bank, and (ii) a cash payment equal to the amount per common share of any cash dividends declared by the Bank and for which the record date falls within the period commencing on June 17, 2024 up to (but excluding) the last day the subscription receipts are outstanding (less applicable withholding taxes, if any). In the event that the transaction fails, the subscription receipt holders have the right to the reimbursement of the full amount, including interest earned. The total amount of $1.0 billion, net of transaction costs, has been included in the *Deposits – Business and government* item. For additional information, see Note 9.

Note 12 – Subordinated Debt

On February 5, 2024, the Bank issued medium-term notes for a total amount of $500 million. They bear interest at 5.279% and mature on February 15, 2034. The interest on these notes will be payable semi-annually at a rate of 5.279% per annum until February 15, 2029 and, thereafter, will be payable quarterly at a floating rate equal to Daily Compounded CORRA (Canadian Overnight Repo Rate Average) plus 1.80%. With the prior approval of OSFI, the Bank may, at its option, redeem these notes as of February 15, 2029, in whole or in part, at their nominal value plus accrued and unpaid interest. Given that the medium-term notes satisfy the non-viability contingent capital requirements, they qualify for the purposes of calculating regulatory capital under Basel III.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
83

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 13 – Share Capital and Other Equity Instruments

Shares and Other Equity Instruments Outstanding

	As at July 31, 2024		As at October 31, 2023	
	Number of shares or LRCN[1]	Shares or LRCN $	Number of shares or LRCN	Shares or LRCN $
First Preferred Shares				
Series 30	14,000,000	350	14,000,000	350
Series 32	12,000,000	300	12,000,000	300
Series 38	16,000,000	400	16,000,000	400
Series 40	12,000,000	300	12,000,000	300
Series 42	12,000,000	300	12,000,000	300
	66,000,000	1,650	66,000,000	1,650
Other equity instruments				
LRCN – Series 1	500,000	500	500,000	500
LRCN – Series 2	500,000	500	500,000	500
LRCN – Series 3	500,000	500	500,000	500
	1,500,000	1,500	1,500,000	1,500
Preferred shares and other equity instruments	67,500,000	3,150	67,500,000	3,150
Common shares at beginning of fiscal year	338,284,629	3,294	336,582,124	3,196
Issued pursuant to the Stock Option Plan	2,126,194	134	1,678,321	95
Impact of shares purchased or sold for trading[2]	112,002	14	31,975	3
Other	–	–	(7,791)	–
Common shares at end of period	340,522,825	3,442	338,284,629	3,294

(1) Limited Recourse Capital Notes (LRCN).
(2) As at July 31, 2024, a total of 138,727 shares were sold short for trading, representing $17 million (26,725 shares were sold short for trading, representing an amount of $3 million as at October 31, 2023).

Dividends Declared and Distributions on Other Equity Instruments

	Nine months ended July 31			
	2024		2023	
	Dividends or interest $	Dividends per share	Dividends or interest $	Dividends per share
First Preferred Shares				
Series 30	12	0.8901	11	0.7547
Series 32	9	0.7198	9	0.7198
Series 38	21	1.3176	21	1.3176
Series 40	13	1.0909	11	0.9386
Series 42	16	1.3230	11	0.9281
	71		63	
Other equity instruments				
LRCN – Series 1[1]	15		15	
LRCN – Series 2[2]	15		15	
LRCN – Series 3[3]	29		29	
	59		59	
Preferred shares and other equity instruments	130		122	
Common shares	1,094	3.2200	999	2.9600
	1,224		1,121	

(1) The LRCN – Series 1 bear interest at a fixed rate of 4.30% per annum.
(2) The LRCN – Series 2 bear interest at a fixed rate of 4.05% per annum.
(3) The LRCN – Series 3 bear interest at a fixed rate of 7.50% per annum.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
84

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Repurchase of Common Shares
On December 12, 2023, the Bank began a normal course issuer bid to repurchase for cancellation up to 7,000,000 common shares (representing approximately 2.1% of its then outstanding common shares) over the 12-month period ending on December 11, 2024. On December 12, 2022, the Bank had begun a normal course issuer bid to repurchase for cancellation up to 7,000,000 common shares (representing approximately 2.1% of its then outstanding common shares) over the 12-month period ended December 11, 2023. Any repurchase through the Toronto Stock Exchange will be done at market prices. The common shares may also be repurchased through other means authorized by the Toronto Stock Exchange and applicable regulations, including private agreements or share repurchase programs under issuer bid exemption orders issued by the securities regulators. A private purchase made under an exemption order issued by a securities regulator will be done at a discount to the prevailing market price. The amounts that are paid above the average book value of the common shares are charged to *Retained earnings*. During the nine-month periods ended July 31, 2024 and 2023, the Bank did not repurchase any common shares.

Note 14 – Capital Disclosure

The Bank and all other major Canadian banks have to maintain the following minimum capital ratios established by the Office of the Superintendent of Financial Institutions (OSFI): a CET1 capital ratio of at least 11.5%, a Tier 1 capital ratio of at least 13.0%, and a Total capital ratio of at least 15.0%. All of these ratios include a capital conservation buffer of 2.5% established by the Basel Committee on Banking Supervision (BCBS) and OSFI, a 1.0% surcharge applicable solely to Domestic Systemically Important Banks (D-SIBs), and a 3.5% domestic stability buffer (DSB) established by OSFI. The DSB, which can vary from 0% to 4.0% of risk-weighted assets (RWA), consists exclusively of CET1 capital. A D-SIB that fails to meet this buffer requirement will not be subject to automatic constraints to reduce capital distributions but must provide a remediation plan to OSFI. The Bank also has to meet the requirements of the capital output floor calculated under the Basel III Standardized Approaches. Initially, OSFI was allowing a phase-in of the floor factor over three years, starting at 65.0% in the second quarter of 2023 and rising 2.5% per year to reach 72.5% in fiscal 2026. On July 5, 2024, OSFI announced a one-year delay to the increase in the capital output floor. Therefore, the revised floor factor will reach 72.5% in fiscal 2027. For fiscal 2024, the floor factor is set at 67.5%; it will remain at this level until the end of fiscal 2025 and then increase until 2027. If the capital requirement is less than the capital output floor requirement after applying the floor factor, the difference is added to the total RWA. Lastly, OSFI requires D-SIBs to maintain a Basel III leverage ratio of at least 3.5%, which includes a Tier 1 capital buffer of 0.5% applicable only to D-SIBs.

OSFI also requires D-SIBs to maintain a risk-based total loss-absorbing capacity (TLAC) ratio of at least 25.0% (including the DSB) of RWA and a TLAC leverage ratio of at least 7.25%. The purpose of TLAC is to ensure that a D-SIB has sufficient loss-absorbing capacity to support its internal recapitalization in the unlikely event it becomes non-viable.

In the first quarter of 2024, the Bank implemented OSFI's finalized guidance of the revised market risk capital rules, consistent with the BCBS's Fundamental Review of the Trading Book (FRTB) as well as the revised credit valuation adjustment (CVA) risk framework.

During the quarter and nine-month period ended July 31, 2024, the Bank was compliant with all of OSFI's regulatory capital, leverage, and TLAC requirements.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
85

As at October 31, 2023 As at July 31, 2024 Capital 16,920 18,705 CET1 20,068 21,855 Tier 1 21,056 23,432 Total 125,592 138,918 Risk - weighted assets 456,478 499,963 Total exposure Capital ratios % 13.5% 13.5 CET1% 16.0% 15.7 Tier 1% 16.8% 16.9 Total % 4.4% 4.4 Leverage ratio 36,732 41,295 Available TLAC % 29.2% 29.7 TLAC ratio % 8.0% 8.3 TLAC leverage ratio (1) Capital, risk - weighted assets, total exposure, the capital ratios, and the leverage ratio are calculated in accordance with the Basel III rules, as set out in OSFI's Capital Adequacy Requirements Guideline and Leverage Requirements Guideline . (2) Available TLAC, the TLAC ratio, and the TLAC leverage ratio are calculated in accordance with OSFI's Total Loss Absorbing Capacity Guideline . Stock Option Plan During the quarters ended July 31, 2024 and 2023, the Bank did not award any stock options. During the nine - month period ended July 31, 2024, the Bank awarded 1,222,652 stock options (1,416,060 stock options during the nine - month period ended July 31, 2023) with an average fair value of $13.74 per option ($14.76 in 2023). As at July 31, 2024, there were 10,614,466 stock options outstanding (11,546,688 stock options as at October 31, 2023). The average fair value of the options awarded was estimated on the award date using the Black - Scholes model as well as the following assumptions. Nine months ended July 31 2023 2024 3.25% 3.61% Risk - free interest rate 7 years 7 years Expected life of options 23.13% 22.29% Expected volatility 4.23% 4.62% Expected dividend yield During the quarter ended July 31, 2024, a $4 million compensation expense was recorded for this plan ($5 million for the quarter ended July 31, 2023). During the nine - month period ended July 31, 2024, a $13 million compensation expense was recorded for this plan ($14 million for the nine - month period ended July 31, 2023).

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 16 – Employee Benefits – Pension Plans and Other Post-Employment Benefit Plans

The Bank offers pension plans that have a defined benefit component and a defined contribution component. The Bank also offers other post-employment benefit plans to eligible retirees. The cost associated with these plans, including the remeasurements recognized in *Other comprehensive income*, is presented in the following table.

Cost for Pension Plans and Other Post-Employment Benefit Plans

				Quarter ended July 31
	Pension plans		Other post-employment benefit plans	
	2024	2023	**2024**	2023
Current service cost	**21**	23	**–**	–
Interest expense (income), net	**(5)**	(6)	**2**	1
Administrative costs	**1**	1		
Expense of the defined benefit component	**17**	18	**2**	1
Expense of the defined contribution component	**5**	3		
Expense recognized in *Net income*	**22**	21	**2**	1
Remeasurements(1)				
Actuarial (gains) losses on the defined benefit obligation	**202**	(161)	**3**	(3)
Return on plan assets(2)	**(437)**	219		
Remeasurements recognized in *Other comprehensive income*	**(235)**	58	**3**	(3)
	(213)	79	**5**	(2)

				Nine months ended July 31
	Pension plans		Other post-employment benefit plans	
	2024	2023	**2024**	2023
Current service cost	**62**	69	**–**	–
Interest expense (income), net	**(14)**	(18)	**5**	4
Administrative costs	**3**	3		
Expense of the defined benefit component	**51**	54	**5**	4
Expense of the defined contribution component	**14**	7		
Expense recognized in *Net income*	**65**	61	**5**	4
Remeasurements(1)				
Actuarial (gains) losses on the defined benefit obligation	**473**	201	**8**	4
Return on plan assets(2)	**(690)**	(82)		
Remeasurements recognized in *Other comprehensive income*	**(217)**	119	**8**	4
	(152)	180	**13**	8

(1) Changes related to the discount rate and to the return on plan assets are reviewed and updated on a quarterly basis. All other assumptions are updated annually.
(2) Excludes interest income.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
87

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 17 – Income Taxes

Notice of Assessment

In April 2024, the Bank was reassessed by the Canada Revenue Agency (CRA) for additional income tax and interest of approximately $110 million (including estimated provincial tax and interest) in respect of certain Canadian dividends received by the Bank during the 2019 taxation year.

In prior fiscal years, the Bank had been reassessed for additional income tax and interest of approximately $965 million (including provincial tax and interest) in respect of certain Canadian dividends received by the Bank during the 2012-2018 taxation years.

In the reassessments, the CRA alleges that the dividends were received as part of a "dividend rental arrangement".

In October 2023, the Bank filed a notice of appeal with the Tax Court of Canada, and the matter is now in litigation. The CRA may issue reassessments to the Bank for taxation years subsequent to 2019 in regard to certain activities similar to those that were the subject of the above-mentioned reassessments. The Bank remains confident that its tax position was appropriate and intends to vigorously defend its position. As a result, no amount has been recognized in the consolidated financial statements as at July 31, 2024.

Canadian Government's 2022 Tax Measures

On November 4, 2022, the Government of Canada introduced Bill C-32 – *An Act to implement certain provisions of the fall economic statement tabled in Parliament on November 3, 2022 and certain provisions of the budget tabled in Parliament on April 7, 2022* to implement tax measures applicable to certain entities of banking and life insurer groups, as presented in its April 7, 2022 budget. These tax measures included the Canada Recovery Dividend (CRD), which is a one-time, 15% tax on the fiscal 2021 and 2020 average taxable income above $1 billion, as well as a 1.5% increase in the statutory tax rate. On December 15, 2022, Bill C-32 received royal assent. Given that these tax measures were in effect as at January 31, 2023, a $32 million tax expense for the CRD and an $8 million tax recovery for the tax rate increase, including the impact related to current and deferred taxes for fiscal 2022, were recognized in the consolidated financial statements during the quarter ended January 31, 2023.

Other Tax Measures

On November 30, 2023, the Government of Canada introduced Bill C-59 – *An Act to implement certain provisions of the fall economic statement tabled in Parliament on November 21, 2023 and certain provisions of the budget tabled in Parliament on March 28, 2023* to implement tax measures applicable to the Bank. The measures include the denial of the deduction in respect of dividends received after 2023 on shares that are mark-to-market property for tax purposes (except for dividends received on "taxable preferred shares" as defined in the *Income Tax Act*), as well as the application of a 2% tax on the net value of equity repurchases occurring as of January 1, 2024. On June 20, 2024, Bill C-59 received royal assent and these tax measures were enacted at the reporting date. The consolidated financial statements reflect, since January 1, 2024, the denial of the deduction in respect of the dividends covered by Bill C-59.

On May 2, 2024, the Government of Canada introduced Bill C-69 – *An Act to implement certain provisions of the budget tabled in Parliament on April 16, 2024*. The bill includes the Pillar 2 rules (global minimum tax) published by the Organisation for Economic Co-operation and Development (OECD) that will apply to fiscal years beginning on or after December 31, 2023 (November 1, 2024 for the Bank). On June 20, 2024, Bill C-69 received royal assent. To date, the Pillar 2 rules have been included in a bill or enacted in certain jurisdictions where the Bank operates. The Pillar 2 rules do not apply to this fiscal year, and the Bank is currently assessing its income tax exposure arising from these rules.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
88

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 18 – Earnings Per Share

Diluted earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding after taking into account the dilution effect of stock options using the treasury stock method and any gain (loss) on the redemption of preferred shares.

	Quarter ended July 31		Nine months ended July 31	
	2024	2023[1]	**2024**	2023[1]
Basic earnings per share				
Net income attributable to the Bank's shareholders and holders of other equity instruments	**1,033**	831	**2,862**	2,540
Dividends on preferred shares and distributions on other equity instruments	**40**	36	**114**	106
Net income attributable to common shareholders	**993**	795	**2,748**	2,434
Weighted average basic number of common shares outstanding *(thousands)*	**340,215**	337,916	**339,482**	337,468
Basic earnings per share *(dollars)*	**2.92**	2.35	**8.09**	7.21
Diluted earnings per share				
Net income attributable to common shareholders	**993**	795	**2,748**	2,434
Weighted average basic number of common shares outstanding *(thousands)*	**340,215**	337,916	**339,482**	337,468
Adjustment to average number of common shares *(thousands)*				
Stock options[2]	**3,316**	3,294	**2,813**	3,223
Weighted average diluted number of common shares outstanding *(thousands)*	**343,531**	341,210	**342,295**	340,691
Diluted earnings per share *(dollars)*	**2.89**	2.33	**8.03**	7.14

(1) Certain amounts have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.

(2) For the quarters and nine-month periods ended July 31, 2024 and 2023, as the exercise price of the options was lower than the average price of the Bank's common shares, no options were excluded from the diluted earnings per share calculation.

Note 19 – Segment Disclosures

The Bank carries out its activities in four business segments, which are defined below. For presentation purposes, other activities are grouped in the *Other* heading. Each reportable segment is distinguished by services offered, type of clientele, and marketing strategy. The presentation of segment disclosures is consistent with the presentation adopted by the Bank for the fiscal year beginning November 1, 2023. This presentation reflects the retrospective application of the accounting policy changes arising from the adoption of IFRS 17. The figures for the 2023 quarters have been adjusted to reflect these accounting policy changes.

Personal and Commercial
The Personal and Commercial segment encompasses the banking, financing, and investing services offered to individuals, advisors, and businesses as well as insurance operations.

Wealth Management
The Wealth Management segment comprises investment solutions, trust services, banking services, lending services, and other wealth management solutions offered through internal and third-party distribution networks.

Financial Markets
The Financial Markets segment encompasses corporate banking and investment banking and financial solutions for large and mid-size corporations, public sector organizations, and institutional investors.

U.S. Specialty Finance and International (USSF&I)
The USSF&I segment encompasses the specialty finance expertise provided by the Credigy subsidiary; the activities of the ABA Bank subsidiary, which offers financial products and services to individuals and businesses in Cambodia; and the activities of targeted investments in certain emerging markets.

Other
This heading encompasses treasury activities; liquidity management; Bank funding; asset/liability management activities; the activities of the Flinks subsidiary, a fintech company specialized in financial data aggregation and distribution; certain specified items; and the unallocated portion of corporate units.

National Bank of Canada
Report to Shareholders, Third Quarter 2024 | 89

Interim Condensed Consolidated Financial Statements
Notes to the Interim Condensed Consolidated Financial Statements
(unaudited) (millions of Canadian dollars)

Note 19 – Segment Disclosures (cont.)

Quarter ended July 31[(1)]

	Personal and Commercial		Wealth Management		Financial Markets		USSF&I		Other		Total	
	2024	2023	**2024**	2023	**2024**	2023	**2024**	2023	**2024**	2023	**2024**	2023
Net interest income[(2)(3)]	**913**	837	**219**	192	**(610)**	(311)	**326**	273	**(79)**	(121)	**769**	870
Non-interest income[(2)(4)]	**285**	278	**497**	437	**1,391**	871	**35**	19	**19**	15	**2,227**	1,620
Total revenues	**1,198**	1,115	**716**	629	**781**	560	**361**	292	**(60)**	(106)	**2,996**	2,490
Non-interest expenses[(5)]	**615**	600	**416**	375	**320**	272	**115**	100	**75**	57	**1,541**	1,404
Income before provisions for credit losses and income taxes	**583**	515	**300**	254	**461**	288	**246**	192	**(135)**	(163)	**1,455**	1,086
Provisions for credit losses	**79**	75	**–**	1	**22**	5	**46**	29	**2**	1	**149**	111
Income before income taxes (recovery)	**504**	440	**300**	253	**439**	283	**200**	163	**(137)**	(164)	**1,306**	975
Income taxes (recovery)[(2)]	**138**	121	**83**	70	**121**	78	**42**	35	**(111)**	(159)	**273**	145
Net income	**366**	319	**217**	183	**318**	205	**158**	128	**(26)**	(5)	**1,033**	830
Non-controlling interests	**–**	–	**–**	–	**–**	–	**–**	–	**–**	(1)	**–**	(1)
Net income attributable to the Bank's shareholders and holders of other equity instruments	**366**	319	**217**	183	**318**	205	**158**	128	**(26)**	(4)	**1,033**	831
Average assets[(6)]	**160,666**	148,934	**9,479**	8,702	**197,996**	186,236	**28,189**	23,589	**65,174**	66,660	**461,504**	434,121
Total assets	**163,535**	150,620	**9,758**	8,697	**190,023**	181,712	**28,639**	23,564	**61,978**	61,343	**453,933**	425,936

Nine months ended July 31[(1)]

	Personal and Commercial		Wealth Management		Financial Markets		USSF&I		Other		Total	
	2024	2023	**2024**	2023	**2024**	2023	**2024**	2023	**2024**	2023	**2024**	2023
Net interest income[(3)(7)]	**2,653**	2,464	**620**	590	**(1,787)**	(614)	**945**	841	**(276)**	(430)	**2,155**	2,851
Non-interest income[(4)(7)]	**830**	822	**1,439**	1,293	**4,089**	2,535	**92**	55	**(149)**	(58)	**6,301**	4,647
Total revenues	**3,483**	3,286	**2,059**	1,883	**2,302**	1,921	**1,037**	896	**(425)**	(488)	**8,456**	7,498
Non-interest expenses[(5)]	**1,842**	1,782	**1,206**	1,111	**945**	842	**323**	296	**146**	125	**4,462**	4,156
Income before provisions for credit losses and income taxes	**1,641**	1,504	**853**	772	**1,357**	1,079	**714**	600	**(571)**	(613)	**3,994**	3,342
Provisions for credit losses	**239**	173	**–**	1	**50**	15	**119**	90	**(1)**	3	**407**	282
Income before income taxes (recovery)	**1,402**	1,331	**853**	771	**1,307**	1,064	**595**	510	**(570)**	(616)	**3,587**	3,060
Income taxes (recovery)[(7)(8)]	**386**	366	**235**	212	**359**	293	**124**	107	**(378)**	(456)	**726**	522
Net income	**1,016**	965	**618**	559	**948**	771	**471**	403	**(192)**	(160)	**2,861**	2,538
Non-controlling interests	**–**	–	**–**	–	**–**	–	**–**	–	**(1)**	(2)	**(1)**	(2)
Net income attributable to the Bank's shareholders and holders of other equity instruments	**1,016**	965	**618**	559	**948**	771	**471**	403	**(191)**	(158)	**2,862**	2,540
Average assets[(6)]	**157,483**	147,462	**9,050**	8,582	**194,199**	176,575	**27,205**	22,586	**65,117**	71,616	**453,054**	426,821
Total assets	**163,535**	150,620	**9,758**	8,697	**190,023**	181,712	**28,639**	23,564	**61,978**	61,343	**453,933**	425,936

(1) Certain comparative figures have been adjusted to reflect accounting policy changes arising from the adoption of IFRS 17. For additional information, see Note 2 to these consolidated financial statements.

(2) The *Net interest income*, *Non-interest income*, and *Income taxes (recovery)* items of the business segments are presented on a taxable equivalent basis. Taxable equivalent basis is a calculation method that consists of grossing up certain revenues taxed at lower rates by the income tax to a level that would make it comparable to revenues from taxable sources in Canada. During the quarter ended July 31, 2024, for the business segments as a whole, *Net interest income* was grossed up by $15 million ($88 million in 2023), *Non-interest income* was grossed up by $79 million ($64 million in 2023), and an equivalent amount was recognized in *Income taxes (recovery)*. The effect of these adjustments has been reversed under the *Other* heading. In light of the enacted legislation with respect to Canadian dividends, the Bank did not recognize an income tax deduction, nor did it use the taxable equivalent basis method to adjust revenues related to affected dividends received after January 1, 2024 (for additional information, see Note 17).

(3) During the quarter ended July 31, 2024, the Bank recorded an amount of $5 million ($3 million net of income taxes) in the *Other* heading to reflect the amortization of the issuance costs of the subscription receipts issued as part of the agreement to acquire CWB (for additional information, see Notes 9 and 11).

(4) During the quarter ended July 31, 2024, the Bank recorded a gain of $120 million ($86 million net of income taxes) upon the remeasurement at fair value of the interest already held in CWB. Also during the quarter ended July 31, 2024, the Bank recorded a mark-to-market loss of $7 million ($5 million net of income taxes) on interest rate swaps used to manage the fair value changes of CWB's assets and liabilities that result in volatility of goodwill and capital on closing of the transaction. For additional information, see the CWB Transaction section in this MD&A. During the quarter ended July 31, 2023, the Bank had concluded that it had lost significant influence over TMX Group Limited (TMX) and therefore ceased using the equity method to account for this investment. The Bank had designated its investment in TMX as being a financial asset measured at fair value through other comprehensive income in an amount of $191 million. Upon the measurement at fair value, a gain of $91 million ($67 million net of income taxes) had been recorded. All of these items were recorded in the *Other* heading.

(5) During the quarter ended July 31, 2024, the Bank recorded, in the *Other* heading, acquisition and integration charges of $7 million ($5 million net of income taxes) related to the CWB transaction. During the quarter ended July 31, 2023, the Bank had recorded, in the *Other* heading, an expense of $25 million ($18 million net of income taxes) to reflect the retroactive impact of changes made to the *Excise Tax Act* whereby payment card clearing services provided by payment card network operators are subject to the goods and services tax (GST) and the harmonized sales tax (HST).

(6) Represents the average of the daily balances for the period, which is also the basis on which sectoral assets are reported in the business segments.

(7) During the nine-month period ended July 31, 2024, for the business segments as a whole, *Net interest income* was grossed up by $66 million ($242 million in 2023), *Non-interest income* was grossed up by $225 million ($172 million in 2023), and an equivalent amount was recognized in *Income taxes (recovery)*. The effect of these adjustments has been reversed under the *Other* heading. In light of the enacted legislation with respect to Canadian dividends, the Bank did not recognize an income tax deduction or use the taxable equivalent basis method to adjust revenues related to affected dividends received after January 1, 2024 (for additional information, see Note 17).

(8) During the nine-month period ended July 31, 2023, the Bank had recorded a $32 million tax expense with respect to the Canada Recovery Dividend, i.e., a one-time, 15% tax on the fiscal 2021 and 2020 average taxable income above $1 billion as well as an $8 million tax recovery related to a 1.5% increase in the statutory tax rate, which included the impact related to current and deferred taxes for fiscal 2022. These items were recorded in the *Other* heading. For additional information on these tax measures, see Note 17.

National Bank of Canada
Report to Shareholders, Third Quarter 2024
90

On June 11, 2024, the Bank entered into an agreement to acquire all of the issued and outstanding common shares of Canadian Western Bank (CWB) by way of a share exchange valuing CWB at approximately $5 billion. Each CWB common share, other than those held by the Bank, will be exchanged for 0.450 of a common share of National Bank. CWB is a diversified financial services institution based in Edmonton, Alberta. This transaction will enable the Bank to accelerate its growth across Canada. The business combination brings together two complementary Canadian banks with growing businesses, thereby enhancing customer service by offering a full range of products and services nationwide, with a regionally focused service model. The transaction is subject to the satisfaction of customary closing conditions, including regulatory approvals, and is expected to close in 2025. The results of the acquired business will be consolidated from the date of closing.

Information for Shareholders and Investors

Investor Relations
Financial analysts and investors who want to obtain financial information on the Bank may contact the Investor Relations Department.

800 Saint-Jacques Street, 33rd Floor
Montreal, Quebec H3C 1A3
Toll-free: 1-866-517-5455
Email: *investorrelations@nbc.ca*
Website: nbc.ca/investorrelations

Communications and Corporate Social Responsibility
800 Saint-Jacques Street, 28th Floor
Montreal, Quebec H3C 1A3
Telephone: 514-394-8644
Email: *pa@nbc.ca*

Quarterly Report Publication Dates for Fiscal 2024
(subject to approval by the Board of Directors of the Bank)

First quarter	February 28
Second quarter	May 29
Third quarter	August 28
Fourth quarter	December 4

Disclosure of Third Quarter 2024 Results

Conference Call
- A conference call for analysts and institutional investors will be held on Wednesday, August 28, 2024 at 11:00 a.m. EDT.
- Access by telephone in listen-only mode: 1-800-806-5484 or 416-340-2217. The access code is 8438144#.
- A recording of the conference call can be heard until November 22, 2024 by dialing 1-800-408-3053 or 905-694-9451. The access code is 8808810#.

Webcast
- The conference call will be webcast live at nbc.ca/investorrelations.
- A recording of the webcast will also be available on National Bank's website after the call.

Financial Documents
- The *Report to Shareholders* (which includes the quarterly consolidated financial statements) is available at all times on National Bank's website at nbc.ca/investorrelations.
- The *Report to Shareholders*, the *Supplementary Financial Information*, the *Supplementary Regulatory Capital and Pillar 3 Disclosure*, and a slide presentation will be available on the Investor Relations page of National Bank's website on the morning of the day of the conference call.

Transfer Agent and Registrar
For information about stock transfers, address changes, dividends, lost certificates, tax forms, and estate transfers, shareholders of record may contact the transfer agent, Computershare Trust Company of Canada, at the address or telephone number below.

Computershare Trust Company of Canada
Share Ownership Management
100 University Avenue, 8th Floor
Toronto, Ontario M5J 2Y1
Telephone: 1-888-838-1407
Fax: 1-888-453-0330
Email: *service@computershare.com*
Website: computershare.com

Shareholders whose shares are held by a market intermediary are asked to contact the market intermediary concerned.

Direct Deposit Service for Dividends
Shareholders may elect to have their dividend payments deposited directly via electronic funds transfer to their bank account at any financial institution that is a member of the Canadian Payments Association. To do so, they must send a written request to the transfer agent, Computershare Trust Company of Canada.

Dividend Reinvestment and Share Purchase Plan
National Bank has a Dividend Reinvestment and Share Purchase Plan for holders of its common and preferred shares under which they can acquire common shares of the Bank without paying commissions or administration fees. Participants acquire common shares through the reinvestment of cash dividends paid on the shares they hold or through optional cash payments of at least $1 per payment, up to a maximum of $5,000 per quarter.

For additional information, shareholders may contact National Bank's registrar and transfer agent, Computershare Trust Company of Canada, at 1-888-838-1407. To participate in the plan, National Bank's beneficial or non-registered common shareholders must contact their financial institution or broker.

Dividends
Dividends paid are "eligible dividends" in accordance with the *Income Tax Act* (Canada).

NATIONAL BANK